UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SOLARIS OILFIELD INFRASTRUCTURE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT − SUBJECT TO COMPLETION DATED MARCH 16, 2023
SOLARIS OILFIELD INFRASTRUCTURE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The Stockholders of Solaris Oilfield Infrastructure, Inc.:
Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Solaris Oilfield Infrastructure, Inc. will be held Tuesday, May 16, 2023, at 9:00 a.m. local time, at Solaris Oilfield Infrastructure, Inc., 9811 Katy Freeway, Suite 700, Houston, Texas 77024. We intend to hold the Annual Meeting in person. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the Annual Meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at www.proxyvote.com for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.
The Annual Meeting will be held for the following purposes:
1.	To elect three Class III Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2026 Annual Meeting of Stockholders.
2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
3.	Approve an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (the “Amendment”).
4.	Approve an amendment to our Long-Term Incentive Plan.
5.	Advisory vote to approve the compensation of the Company’s Named Executive Officers.
6.	Advisory vote to approve the frequency of future advisory votes to approve executive compensation.
7.	To transact such other business as may properly be brought before the meeting.
Stockholders of record at the close of business on March 21, 2023 (the “record date”) are the only stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal executive offices located at, 9811 Katy Freeway, Suite 700, Houston, Texas 77024, for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting. If you would like to inspect the stockholder list, please call our Investor Relations department at (281) 501-3070.
It is important that your shares be represented at the Annual Meeting. Accordingly, even if you plan to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope prior to the Annual Meeting or follow the Internet or telephone voting procedures described on the proxy card. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.
By Order of the Board of Directors,

Christopher M. Powell Chief Legal Officer and Corporate Secretary

March , 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2023: The Proxy Materials and 2022 Annual Report to Stockholders are available at www.proxyvote.com.

SOLARIS OILFIELD INFRASTRUCTURE, INC.
9811 Katy Freeway, Suite 700
Houston, Texas 77024
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Solaris Oilfield Infrastructure, Inc. (the “Company”) for use at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held May 16, 2023, at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. We expect that the Annual Meeting will be held at the principal executive offices of Solaris Oilfield Infrastructure, Inc., located at 9811 Katy Freeway, Suite 700, Houston, Texas 77024. The telephone number at that address is (281) 501-3070. However, in the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the Annual Meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at www.proxyvote.com for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the Annual Meeting date.
Most stockholders have a choice of granting their proxies by telephone, over the Internet or by using a traditional proxy card or voting instruction form. You should refer to your proxy or voting instruction card to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities and to confirm that their instructions have been properly recorded.
The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons, will be borne by the Company. The Company has retained Broadridge Financial Solutions (“Broadridge”) to aid in the solicitation of proxies. The cost of Broadridge’s services are estimated not to exceed $10,000. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, electronic communication, or personal communication by employees of Broadridge and the Company. Employees of the Company will not be compensated separately for these efforts. These proxy solicitation materials are being mailed and made available at www.proxyvote.com beginning on April  , 2023 to all stockholders entitled to vote at the Annual Meeting.
A stockholder of record giving a proxy pursuant to this solicitation (including via telephone or via the Internet) may revoke it at any time before the Annual Meeting by delivering to the Secretary of the Company a written notice of revocation or a valid proxy (including via telephone or via the Internet) bearing a later date or by attending the Annual Meeting and voting in person. Stockholders who hold their shares through a broker, bank or other designee should refer to the instructions they receive from that broker, bank or other designee to determine how to revoke their proxy or change their vote.
Deadline for Receipt of Stockholder Proposals and Nominees
Pursuant to regulations of the U.S. Securities and Exchange Commission (the “SEC”), in order to be included in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders, stockholder proposals must meet all the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and be received at the Company’s principal executive offices, 9811 Katy Freeway, Suite 700, Houston, Texas 77024, Attention: Corporate Secretary, no later than     , 2023. In addition, the Company’s Amended and Restated Bylaws provide that any stockholder who desires either to bring a stockholder proposal (other than precatory (non-binding) proposals presented under and in compliance with Rule 14a-8 of the Exchange Act) before an annual meeting of stockholders or to present a nomination for Director at an annual meeting of stockholders must give advance notice to the Secretary of the Company with respect to such proposal or nominee. The Company’s Amended and Restated Bylaws generally require that written notice be received by the Secretary of the Company at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed Director nominee. For the 2024 Annual Meeting of Stockholders, the Secretary of the Company must receive written notice on or after January 17, 2024, and on or before February 16, 2024, respectively. However, in the event that the date of the 2023 Annual Meeting of Stockholders is scheduled for a date that is more than 30 days before or more than 60 days after May 16, 2024, such notice by the stockholder must be received by the Corporate Secretary no later than the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made by the Company. A copy of the Company’s Amended and Restated Bylaws is available upon request from the Secretary of the Company. In addition to satisfying the deadlines in the notice procedures of our Amended and Restated Bylaws as set forth above, a stockholder who intends to solicit proxies in support of nominees submitted under the notice procedures in our Amended and Restated Bylaws and Rule 14a-19 of the Exchange Act for our 2024 Annual Meeting of Stockholders must provide the notice required under Rule 14a-19 under the Exchange Act to the Secretary of the Company at the Company’s principal executive offices no later than February 16, 2024.
Record Date, Shares Outstanding and Voting
The Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and Class B common stock, zero par value per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), are the only classes of securities that entitle holders to vote generally at meetings of the Company’s stockholders. Only stockholders of record at the close of business on March 21, 2023 (the “record date”) are entitled to notice of, and to vote at, the Annual Meeting. At the record date,         shares of our Class A Common Stock and         shares of our Class B Common Stock were issued and outstanding and entitled to be voted at the Annual Meeting. The presence, in person or by proxy, of stockholders holding a majority of the shares of the Common Stock entitled to vote will constitute a quorum for the Annual Meeting, therefore,           shares of our Common Stock (regardless of class) need to be represented in person or by proxy for us to hold the Annual Meeting.
Every stockholder is entitled to one vote for each share held with respect to each matter, including the election of Directors, which comes before the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of Directors. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder signs and dates their proxy but does not specify a choice with respect to such proposals, the proxy will be voted (i) “FOR” all Director nominees named in this Proxy Statement (Proposal 1), (ii) “FOR” the ratification of the appointment of BDO USA, LLP (“BDO USA”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2), (iii) “FOR” the Amendment to the Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (Proposal 3), (iv) “FOR” the amendment to our Long-Term Incentive Plan (Proposal 4), (v) “FOR” the advisory vote to approve the compensation of the Company’s Named Executive Officers (Proposal 5), and (vi) “FOR” the advisory vote to approve the frequency of future advisory votes to approve executive compensation to occur every ONE year (Proposal 6).
The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each Director nominee (Proposal 1). A ballot for a nominee that is marked “withheld” will not be counted as a vote cast. The affirmative vote of a majority of the voting power of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of BDO USA as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2), to approve the amendment to our Long-Term Incentive Plan (Proposal 4), and to approve on an advisory basis the compensation of the Company’s Named Executive Officers (Proposal 5). The affirmative vote of a plurality of the voting power of the outstanding shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required to approve the frequency of future advisory votes to approve executive compensation (Proposal 6). The affirmative vote of the holders of at least 66 2⁄3% in voting power of the outstanding shares of Common Stock of the Corporation entitled to vote thereon, voting together as a single class, will be required to approve the Amendment to the Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (Proposal 3).
New York Stock Exchange (“NYSE”) rules permit brokers to vote for routine matters, such as the ratification of the appointment of BDO USA (Proposal 2), without receiving instructions from the beneficial owner of the shares. NYSE rules prohibit brokers from voting on the election of Directors (Proposal 1) and other non-routine matters without receiving instructions from the beneficial owner of the shares. In the absence of instructions, the shares are viewed as being subject to “broker non-votes.” “Broker non-votes” will be counted for quorum purposes (as they are present and entitled to vote on the ratification of BDO USA’s appointment (Proposal 2)), but will not affect the outcome of any other matter being voted upon at the Annual Meeting. Specifically, a broker or other nominee holding shares for a beneficial owner may not vote these shares in regard to the election of Directors (Proposal 1), the Amendment to the Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (Proposal 3), the amendment to our Long-Term Incentive Plan (Proposal 4), the advisory vote to approve the compensation of the Company’s Named Executive Officers (Proposal 5), and the advisory vote to approve the frequency of future advisory votes to approve executive compensation (Proposal 6) without specific instructions from the beneficial owner. Abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present. Abstentions will have the effect of a vote cast AGAINST Proposal 2, Proposal 3, Proposal 4, and Proposal 5 but will not have an effect on the outcome of Proposal 1 or Proposal 6.
“Householding” of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers use this process for proxy materials, delivering a single copy of the proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold shares registered in your name, and the Company will promptly undertake to carry out your request. If you hold shares in the Company directly, you can notify the Company by sending a written request to the Company at 9811 Katy Freeway, Suite 700, Houston, Texas 77024, or by telephone at (281) 501-3070.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists as of March 21, 2023, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned and the percentage such shares comprised of the outstanding shares of Common Stock of the Company. Except as indicated, each holder has sole voting and dispositive power over the listed shares. Percentage of beneficial ownership is based on       shares of our Class A Common Stock and      shares of our Class B Common Stock outstanding on March 21, 2023.
	Shares Beneficially Owned by Certain Beneficial Owners
	Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)
Name and Address of 5% Beneficial Owner	Number	% of class	Number	% of class	Number	% of class
Yorktown Energy Partners X, L.P.(3)(4) 410 Park Avenue, 19th Floor New York, New York 10022	—	—	8,054,234	[58.5]%	8,054,234	[17.3]%
William A. Zartler(5)(6) 9811 Katy Freeway, Suite 700 Houston, Texas 77024	538,175	[1.7]%	4,240,315	[30.8]%	4,778,490	[10.3]%
Solaris Energy Capital, LLC(6)(7) 9811 Katy Freeway, Suite 700 Houston, Texas 77024	—	—	3,513,496	[25.5]%	3,513,496	[7.5]%
THRC Holdings, LP(8)(9) 17018 IH 20, Cisco, TX 76437	3,218,875	[9.8]%	—	—	3,218,875	[6.9]%
BlackRock Inc.(10) 55 East 52nd Street New York, NY 10055	2,488,090	[7.9]%	—	—	2,488,090	[5.5]%
Van Eck Associates Corporation(11) 666 Third Ave. – 9th Floor, New York, New York 10017	1,728,080	[5.3]%	—	—	1,728,080	[3.7]%
The Vanguard Group LLC(12) 100 Vanguard Blvd. Malvern, PA 19355	1,693,994	[5.14]%	—	—	1,693,994	[3.6]%
*	Less than 1%.
(1)
Subject to the terms of the Solaris Oilfield Infrastructure, LLC (“Solaris LLC”) limited liability company agreement (as amended and restated, the “Solaris LLC Agreement”), certain of our officers and directors and the other members of Solaris LLC (collectively, the “Original Investors”) have, subject to certain limitations, the right to cause Solaris LLC to acquire all or a portion of their membership interests in Solaris LLC (the “Solaris LLC Units”) for either (a) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Solaris LLC Unit redeemed or (b) an amount in cash equal to the product of (x) the number of Class A Common Stock issuable pursuant to clause (a) and (y) the average volume-weighted closing price of the Class A Common Stock for the 10-day period following the delivery of the redemption notice, in each case, at the Company’s option. In connection with such acquisition, the corresponding number of shares of Class B Common Stock will be cancelled. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. Since the Company has the option to deliver cash in lieu of shares of Class A Common Stock upon exercise by a Solaris LLC Unit holder of its redemption right, beneficial ownership of Class B Common Stock and Solaris LLC Units is not reflected as beneficial ownership of shares of our Class A Common Stock for which such Solaris LLC Units and Class B Common Stock may be redeemed.

(2)
Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights but entitles the holder thereof to one vote for each Solaris LLC Unit held by such holder. Accordingly, the holders of our Class B Common Stock collectively have a number of votes in the Company equal to the number of Solaris LLC Units that they hold.

(3)	Based on a Schedule 13G/A filing with the SEC on February 14, 2023. Yorktown Energy Partners X, L.P. reported sole voting and dispositive power as to 8,054,234 shares of Class B Common Stock.
(4)
Yorktown X Company L.P. is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company L.P. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Yorktown Energy Partners X, L.P. Yorktown X Company L.P. and Yorktown X Associates LLC disclaim beneficial ownership of the shares held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. W. Howard Keenan, Jr., a director of the Company, is a manager of Yorktown X Associates LLC. Mr. Keenan disclaims beneficial ownership of the shares held by Yorktown Energy Partners X, L.P.
(5)
Based on a Schedule 13G/A filing with the SEC on February 16, 2023. Mr. Zartler reported sole voting and dispositive power as to 538,175 shares of Class A Common Stock and 4,240,315 shares of Class B Common Stock, which includes 3,513,496 shares of Class B Common Stock held through Solaris Energy Capital, LLC where Mr. Zartler is the sole member and has authority to vote or dispose of those shares in his sole discretion.

(6)
Mr. Zartler is the sole member of Solaris Energy Capital, LLC and has the authority to vote or dispose of the shares held by Solaris Energy Capital, LLC in his sole discretion. Mr. Zartler disclaims beneficial ownership of the shares held by Solaris Energy Capital, LLC in excess of his pecuniary interest therein.

(7)	Based on a Schedule 13G/A filing with the SEC on February 15, 2022. Solaris Energy Capital, LLC reported sole voting and dispositive power as to 3,513,496 shares of Class B Common Stock.
(8)
Based on a Schedule 13G/A jointly filed with the SEC on February 22, 2023 by Dan H. Wilks, Staci Wilks, THRC Management, LLC and THRC Holdings, LP (collectively, the “Reporting Persons”). The Reporting Persons reported shared voting and dispositive power as to 3,218,875 shares of Class A Common Stock.

(9)
THRC Management, LLC (“Management”) as General Partner of THRC Holdings, L.P. (“Holdings”), has exclusive voting and investment power over the shares of Class A Common Stock held by Holdings, and therefore may be deemed to beneficially own such shares. Dan H. Wilks, as sole Manager of Management, together with his spouse, Staci Wilks, who share the same household, may be deemed to exercise voting and investment power over the shares of the Class A Common Stock directly owned by Holdings and therefore may be deemed to beneficially own such shares.

(10)
Based on a Schedule 13G/A filing with the SEC on January 31, 2023. Blackrock, Inc. reported sole voting power as to 2,440,463 shares of Class A Common Stock and sole dispositive power as to 2,488,090 shares of Class A Common Stock.

(11)
Based on a Schedule 13G/A filed with the SEC on February 10, 2022 by Van Eck Associates Corporation. Van Eck Associates Corporation reported sole voting and dispositive power as to 1,728,080 shares of Class A Common Stock.

(12)
Based on a Schedule 13G/A filing with the SEC on February 9, 2023. The Vanguard Group reported shared voting power as to 47,380 shares of Class A Common Stock, sole dispositive power as to 1,635,794 shares of Class A Common Stock and shared dispositive power as to 58,200 shares of Class A Common Stock.

The following table sets forth the number of shares of Class A Common Stock and Class B Common Stock of the Company beneficially owned by (i) each Director (and nominee) of the Company, (ii) each named executive officer of the Company, and (iii) Directors and all executive officers of the Company as a group, as of March 21, 2023. Except as indicated, each holder has sole voting and dispositive power over the listed shares. No current Director, nominee Director or executive officer has pledged any of the shares of Common Stock disclosed below. Percentage of beneficial ownership is based on     shares of our Class A Common Stock and     shares of our Class B Common Stock outstanding on March   , 2023. The number and percentage of shares of Common Stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Stock for which a person has sole or shared voting power or investment power and also any shares of Common Stock that may be acquired by that person within 60 days of March   , 2023. Unless otherwise indicated in the footnotes, the address for each executive officer and Director is c/o Solaris Oilfield Infrastructure, Inc., 9811 Katy Freeway, Suite 700, Houston, Texas 77024.
	Shares Beneficially Owned by Directors and Executive Officers
	Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)
Name and Address of Beneficial Owner	Number	% of class	Number	% of class	Number	%
Directors
Laurie H. Argo(3)	16,934	*	—	*	16,934	*
James R. Burke(4)	13,439	*	42,734	*	56,173	*
Cynthia M. Durrett(5)	118,449	*	165,038	[1.2]%	249,774	*
Edgar R. Giesinger(6)	69,774	*	—	—	69,774	*
W. Howard Keenan, Jr(7)	59,682	*	8,054,234	[58.5]%	8,113,916	[17.4]%
F. Gardner Parker(6)	64,882	*	—	—	64,882	*
A. James Teague(6)	68,182	*	—	—	68,182	*
Ray N. Walker, Jr.(6)	53,139	*	—	—	53,139	*
William A. Zartler(8)	650,140	[1.7]%	4,240,315	[30.8]%	4,890,455	[10.5]%

	Shares Beneficially Owned by Directors and Executive Officers
	Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)
Name and Address of Beneficial Owner	Number	% of class	Number	% of class	Number	%
Other Named Executive Officers
Kyle S. Ramachandran(9)	248,924	*	546,677	[4.0]%	795,601	[1.7]%
Kelly L. Price(10)	232,500	*	—	—	232,500	*
Christopher M. Powell(11)	92,735	*	—	—	92,735	*
Directors and All Executive Officers as a Group (13 persons)(12)	1,717,897	[5.2]%	13,048,998	[94.8]%	14,766,895	[31.7]%
*	Less than 1%.
(1)
Subject to the terms of the Solaris LLC Agreement, each Original Investor has, subject to certain limitations, the right to cause Solaris LLC to acquire all or a portion of its Solaris LLC Units for either (a) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Solaris LLC Unit redeemed or (b) an amount in cash equal to the product of (x) the number of Class A Common Stock issuable pursuant to clause (a) and (y) the average volume-weighted closing price of the Class A Common Stock for the 10-day period following the delivery of the redemption notice, in each case, at the Company’s option. In connection with such acquisition, the corresponding number of shares of Class B Common Stock will be cancelled. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. Since the Company has the option to deliver cash in lieu of shares of Class A Common Stock upon exercise by a Solaris LLC Unit holder of its redemption right, beneficial ownership of Class B Common Stock and Solaris LLC Units is not reflected as beneficial ownership of shares of our Class A Common Stock for which such Solaris LLC Units and Class B Common Stock may be redeemed.

(2)
Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each Solaris LLC Unit held by such holder. Accordingly, the holders of our Class B Common Stock collectively have a number of votes in the Company equal to the number of Solaris LLC Units that they hold.

(3)	Includes 11,236 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power.
(4)	Includes 11,236 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power and 42,734 shares of Class B Common Stock.
(5)	Includes 84,023 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power and 165,038 shares of Class B Common Stock.
(6)
Shares shown above include (i) 11,236 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power and (ii) 5,200 shares beneficially owned by Mr. Gardner’s family member which Mr. Gardner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)
Includes 11,236 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power and 8,054,234 shares of Class B Common Stock held directly by Yorktown Energy Partners X, L.P., a Delaware limited Partnership. Mr. Keenan is a member and manager of Yorktown X Associates LLC, a general partner of Yorktown X Company LP, the general partner of Yorktown X. Mr. Keenan disclaims beneficial ownership of these securities in excess of his pecuniary interest therein.

(8)
Includes 333,446 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power, 726,819 shares of Class B Common Stock held directly by the holder and 3,513,496 shares of Class B Common Stock held through Solaris Energy Capital, LLC. Mr. Zartler is the sole member of Solaris Energy Capital, LLC and has the authority to vote or dispose of the shares held by Solaris Energy Capital, LLC in his sole discretion. Mr. Zartler disclaims beneficial ownership of the shares held by Solaris Energy Capital, LLC in excess of his pecuniary interest therein.

(9)
Includes 156,740 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power, 489,511 shares of Class B Common Stock held directly by the holder and 57,166 shares of Class B Common Stock held indirectly by the Equity Trust Company, Custodian FBO Kyle Ramachandran IRA. Mr. Ramachandran has the authority to vote or dispose of the shares held by the Equity Trust Company, Custodian FBO Kyle Ramachandran IRA in his sole discretion. Mr. Ramachandran disclaims beneficial ownership of the shares held by the Equity Trust Company, Custodian FBO Kyle Ramachandran IRA in excess of his pecuniary interest therein.

(10)
Includes 114,596 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power and 1,000 shares of Class A Common Stock purchased through a directed share program in connection with the Company’s initial public offering (the “IPO”), which closed on May 17, 2017. The shares were purchased at the IPO price of $12.00 per share.

(11)	Includes 76,411 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power.
(12)	Includes 837,084 of Class A Common Stock that remain subject to vesting.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)
Nominees. The three Class III Directors are to be elected at the Annual Meeting. Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors serve until our Annual Meetings of Stockholders in 2024, 2025 and 2026 (if elected at the Annual Meeting), respectively. Messrs. Burke and Parker and Ms. Argo are assigned to Class I. Messrs. Keenan and Walker and Ms. Durrett are assigned to Class II. Messrs. Giesinger, Teague and Zartler are assigned to Class III and are standing for election at the Annual Meeting. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board. Each Director elected to the Board will hold office until his or her term expires or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three Class III nominees named below, each of whom is presently a Director of the Company. In the event any of the nominees are unable or decline to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy, unless the size of the Board is reduced. The proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. It is not expected that any nominee will be unable or will decline to serve as a Director. Biographical information regarding each nominee and each other Director is set forth below, as well as a summary of the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that each should serve as a Director of the Company. Each Director’s experience and understanding is evaluated in determining the overall composition of the Board.
Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class
William A. Zartler (57)
William A. Zartler is our Chairman and has served as a member of the Board since February 2017 and a manager of our predecessor since October 2014. Mr. Zartler was also appointed Chief Executive Officer by the Board in July 2018. Mr. Zartler founded Loadcraft Site Services, LLC and served as its Executive Chairman from February 2014 to September 2014. Mr. Zartler served as our predecessor’s Chief Executive Officer and Chairman from October 2014 through our IPO in May 2017. Mr. Zartler also currently serves as Executive Chairman of Aris Water Solutions, Inc. (“ARIS”) (NYSE: ARIS), a role he has held since its initial public offering in October 2021, and previously served as Chairman and Chief Executive Officer of the predecessor to ARIS from its inception in 2014 through its initial public offering in October 2021. Mr. Zartler has extensive experience in both energy industry investing and managing growth businesses. Prior to founding our predecessor, in January 2013 Mr. Zartler founded Solaris Energy Capital, LLC, a private investment firm focused on investing in and managing emerging, high growth potential businesses primarily in midstream energy and oilfield services, including Solaris LLC, and Mr. Zartler continues to serve as the sole member and manager of Solaris Energy Capital, LLC, a related party of the Company. Prior to founding Solaris Energy Capital, LLC, Mr. Zartler was a founder and Managing Partner of Denham Capital Management (“Denham”), a $7 billion global energy and commodities private equity firm, from its inception in 2004 to January 2013. Mr. Zartler led Denham’s global investing activity in the midstream and oilfield services sectors and served on the firm’s Investment and Executive Committees. Previously, Mr. Zartler held the role of Senior Vice President and General Manager at Dynegy Inc., building and managing the natural gas
		2017	Class III

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class

liquids business. Mr. Zartler also served as a director of the general partner of NGL Partners LP (NYSE: NGL) from its inception in September 2012 to August 2013. Mr. Zartler began his career at Dow Hydrocarbons and Resources. Mr. Zartler received a Bachelor of Science in Mechanical Engineering from the University of Texas at Austin and a Master of Business Administration from Texas A&M University. Mr. Zartler serves on the Engineering Advisory Board of the Cockrell School of Engineering at the University of Texas at Austin.

We believe that Mr. Zartler’s industry experience and deep knowledge of our business makes him well suited to serve as a member of the Board.

Laurie H. Argo (51)
Laurie H. Argo has served as a member of the Board since March 2022. From May 2019 until August 2022, Ms. Argo served on the board of directors of the general partner of Rattler Midstream, LP (NASDAQ: RTLR) and served as a member of their Audit Committee and Conflicts Committee. From August 2018 through June 2021, Ms. Argo served as a director on the board of EVRAZ plc (LSE: EVR.L), a multinational, vertically integrated steel making and mining company and was a member of their Audit, Remuneration and Stakeholder Engagement Committees. Since October 2017, Ms. Argo has performed consulting services for clients within the energy industry. From January 2015 until September 2017, Ms. Argo served as Senior Vice President of Enterprise Products Holdings LLC, the general partner of Enterprise Products Partners L.P. (NYSE: EPD), a midstream natural gas and crude oil pipeline company. From October 2014 to February 2015, Ms. Argo was President and Chief Executive Officer of OTLP GP, LLC, the general partner of Oiltanking Partners, L.P. and an affiliate of Enterprise Products Partners L.P. From January 2014 to January 2015, Ms. Argo was Vice President, NGL Fractionation, Storage and Unregulated Pipelines of Enterprise Products Partners L.P. From 2005 to January 2014, Ms. Argo held various positions in the NGL and Natural Gas Processing businesses for Enterprise Products Partners L.P., where her responsibilities included the commercial and financial management of four joint venture companies. From 2001 to 2004, Ms. Argo worked for San Diego Gas and Electric Company in San Diego, California, and PG&E Gas Transmission, a subsidiary of PG&E Corporation (NYSE: PCG), in Houston, Texas, from 1997 to 2000. Ms. Argo earned a Master of Business Administration from National University in La Jolla, California and graduated from St. Edward’s University in Austin, Texas with a degree in Accounting. Ms. Argo has over 25 years of experience in the energy industry and continues to maintain various memberships including the National Association of Corporate Directors (“NACD”).
		2022	Class I

Ms. Argo has broad knowledge of the energy industry and significant financial and accounting experience as a director on the

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class
boards and committees of numerous companies, including audit committees. We believe her skills and experience qualify her to serve as a member of the Board.

James R. Burke (85)
James R. Burke has served as a member of the Board since May 2017 and served as a manager of our predecessor from October 2014 to May 2017. From July 2013 until January 2018 Mr. Burke served on the board of Centurion, a private equity sponsored oilfield services company based in Aberdeen, Scotland. Mr. Burke served as the Chief Executive Officer and President of Forum Energy Technologies (“Forum”) from May 2005 to October 2007 and as Chairman of Forum from 2007 to 2010. Mr. Burke retired from his position as Chairman of Forum in 2010, subsequent to which he evaluated potential opportunities prior to becoming a director of Centurion. Prior to joining Forum, Mr. Burke served as Chief Executive Officer of Access Oil Tools Inc. (“Access”) from April 2000 to May 2005. Before joining Access, Mr. Burke held various positions with Weatherford International Ltd. (“Weatherford”) from January 1991 to August 1999, including Executive Vice President responsible for all manufacturing operations and engineering at its Compressor Division. Prior to joining Weatherford, Mr. Burke was employed by Cameron Iron Works (“Cameron”) from 1967 to 1989, where he held positions of increasing seniority, including Vice President of Cameron’s Ball Valve division. Mr. Burke holds a Bachelor of Science in Electrical Engineering from University College, Dublin, Ireland, and a Master of Business Administration from Harvard University.
		2017	Class I

Mr. Burke has broad knowledge of the energy industry and significant operating experience. We believe his skills and industry experience qualify him to serve as a member of the Board.

Cynthia M. Durrett (58)
Cynthia M. Durrett has served as a member of the Board since March 2019 and as our Chief Administrative Officer since March 2017. Ms. Durrett was previously our Vice President of Business Operations from October 2014 to February 2017 and the Vice President of Business Operations of Solaris Energy Capital, LLC from October 2013 to September 2014, a related party of the Company. From July 2013 to September 2013, Ms. Durrett served as an independent consultant in the proppant industry. From 2007 to June 2013, Ms. Durrett was the Director of Business Planning and Capital Projects for Cadre Proppants. Ms. Durrett previously served as Managing Director of Dynegy Midstream Services, where she provided leadership to several sectors of the organization including information technology, regulated energy delivery, natural gas liquids and midstream. Ms. Durrett began her career at Ferrell North America, where she managed operations for the energy commodities trading business, including natural gas liquids and refined products. Ms. Durrett received a Bachelor of Science in Business Administration from Park University in Kansas City, Missouri, where she graduated with distinction.
		2019	Class II

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class
Ms. Durrett’s extensive operational knowledge and experience in the energy industry makes her well suited to serve as a member of our Board.

Edgar R. Giesinger (66)
Edgar R. Giesinger has served as a member of the Board since May 2017. Mr. Giesinger retired as a managing partner from KPMG LLP in 2015. Since November 2015, Mr. Giesinger has served on the board of directors of Geospace Technologies Corporation (NASDAQ: GEOS), a publicly traded company primarily involved in the design and manufacture of instruments and equipment utilized in oil and gas industries. Mr. Giesinger served on the board of directors of Newfield Exploration Company, a publicly traded crude oil and natural gas exploration and production company, from August 2017 until February 2019 when it was sold to Encana Corporation. He has 35 years of accounting and finance experience working mainly with publicly traded corporations. Over the years, he has advised a number of clients in accounting and financial matters, capital raising, international expansions and in dealings with the SEC. While working with companies in a variety of industries, his primary focus has been energy and manufacturing clients. Mr. Giesinger is a certified public accountant in the State of Texas and member of the American Institute of Public Accountants. He has lectured and led seminars on various topics dealing with financial risks, controls and financial reporting.
		2017	Class III

We believe that Mr. Giesinger’s extensive financial and accounting experience, including that related to the energy and manufacturing industries, qualifies him to effectively serve as a member of the Board.

W. Howard Keenan, Jr. (72)
W. Howard Keenan, Jr. has served as a member of the Board since May 2017 and served as a manager of our predecessor from November 2014 to May 2017. Mr. Keenan has over 45 years of experience in the financial and energy businesses. Since 1997, he has been a Member of Yorktown Partners LLC, a private investment manager focused on the energy industry. From 1975 to 1997, he was in the Corporate Finance Department of Dillon, Read & Co. Inc. and active in the private equity and energy areas, including the founding of the first Yorktown Partners fund in 1991. Mr. Keenan also serves on the boards of directors of the following public companies:
		2017	Class II

Antero Resources Corporation (NYSE: AR), Antero Midstream Corporation (NYSE: AM) and Aris Water Solutions, Inc. (NYSE: ARIS). In addition, he is currently serving, and has previously served, as a director of multiple Yorktown Partners portfolio companies. Mr. Keenan holds a Bachelor of Arts degree cum laude from Harvard College and a Master of Business Administration degree from Harvard University.

Mr. Keenan has broad knowledge of the energy industry and

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class
significant experience with energy companies. We believe his skills and background qualify him to serve as a member of the Board.

F. Gardner Parker (81)
F. Gardner Parker has served as a member of the Board since May 2017. Mr. Parker has been a private investor since 1984. Mr. Parker served as a director of Carrizo Oil & Gas, Inc. (“Carrizo”) (NASDAQ: CRZO), including Chairman of its Audit Committee and as Lead Independent Director, from 2000 until 2019 when Carrizowas sold to Callon Petroleum Company (NYSE: CPE). Mr. Parker also served on the board and as Chairman of the Audit Committee of Sharps Compliance Corp. (NASDAQ: SMED), a medical waste management services provider from February 2003 until September 2019. Mr. Parker served as a Trust Director of Camden Property Trust (“Camden”) (NYSE: CPT) from 1993 until his mandatory retirement in 2017. Previously, Mr. Parker was a director of Triangle Petroleum Corporation from November 2009 to July 2015 and a director of Hercules Offshore Inc. from 2005 to November 2015. Mr. Parker was a founding director for Camden in 1993 and also served as the Lead Independent Trust Manager from 1998 to 2008. In the private sector, Mr. Parker is Chairman of the boards of directors of Edge Resources LTD, Enterprise Offshore Drilling and Norton Ditto. He was a partner at Ernst & Ernst (now Ernst & Young LLP) from 1978 to 1984. Mr. Parker is a graduate of the University of Texas and is a certified public accountant in Texas. Mr. Parker is board certified by the NACD, where he serves as a NACD Board Leadership Fellow.
		2017	Class I

Mr. Parker has broad knowledge of the energy industry and significant experience as a director on the boards and audit, compensation and corporate governance committees of numerous public and private companies. We believe his skills and experience qualify him to serve as a member of the Board.

A. James Teague (78)
A. James Teague has served as a member of the Board since May 2017. Mr. Teague has served as the Chief Executive Officer of Enterprise Products Holdings LLC (“Enterprise”) since January 2016, has been a Director of Enterprise Products Holdings LLC since July 2008[and serves as Co-Chairman of the Capital Projects Committee of Enterprise Products Holdings LLC]. . Mr. Teague previously served as the Chief Operating Officer of Enterprise from November 2010 to December 2015 and served as an Executive Vice President of Enterprise from November 2010 until February 2013. Mr. Teague joined Enterprise in connection with its purchase of certain midstream energy assets from affiliates of Shell Oil Company in 1999. From 1998 to 1999, Mr. Teague served as President of Tejas Natural Gas Liquids, LLC, then an affiliate of Shell. From 1997 to 1998, he was President of Marketing and Trading for MAPCO, Inc. Prior to 1997 he spent 22 years with Dow Inc. (NYSE: DOW) in various roles including Vice President, Hydrocarbon Feedstocks.
		2017	Class III

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class

Mr. Teague has broad knowledge of the energy industry and significant operating experience. We believe his skills and industry experience qualify him to serve as a member of the Board.

Ray N. Walker, Jr. (65)
Ray N. Walker, Jr. has served as a member of the Board since August 2018. Mr. Walker has served as the Chief Operating Officer of Encino Energy, a private oil and gas acquisition and development company, since September 2018. Mr. Walker retired as executive vice president and chief operating officer of Range Resources Corporation (“Range Resources”) (NYSE: RRC) in April 2018. Range Resources is a publicly traded, independent natural gas, natural gas liquids and oil company engaged in the exploration, development and acquisition of natural gas and crude oil properties. Mr. Walker joined Range Resources in 2006 and was elected to the role of executive vice president and chief operating officer in January 2014. Previously, Mr. Walker served as Senior Vice President – Chief Operating Officer, Senior Vice President-Environment, Safety and Regulatory and Senior Vice President-Marcellus Shale for Range Resources where he led the development of Range Resources’ Marcellus Shale division. Mr. Walker is a petroleum engineer with more than 43 years of oil and gas operations and management experience having previously been employed by Halliburton Company (NYSE: HAL) in various technical and management roles, Union Pacific Resources Group, Inc. and several private companies in which Mr. Walker served as an officer. Mr. Walker holds a Bachelor of Science degree in Agricultural Engineering with honors from Texas A&M University.
		2018	Class II

Mr. Walker has broad knowledge of the energy industry and significant operating experience. We believe his skills and industry experience qualify him to serve as a member of the Board.
Vote Required
The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each Director nominee. A ballot for a nominee that is marked “withheld” will not be counted as a vote cast. Abstentions have no effect on the vote. Brokers do not have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS III NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Board Independence
The Board has determined that each of the following Directors is independent within the meaning of the listing standards of the NYSE:
Laurie H. Argo
James R. Burke
Edgar R. Giesinger
W. Howard Keenan, Jr.
F. Gardner Parker
A. James Teague
Ray N. Walker, Jr.
Mr. Zartler is not deemed independent because he serves as our Chief Executive Officer. Ms. Durrett is not deemed independent because she serves as our Chief Administrative Officer. Under the independence standards promulgated by the NYSE, the Board must have a majority of independent directors. The Board has evaluated the independence of the members of the Board under the independence standards promulgated by the NYSE. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, the Board must assess each director’s independence under the bright-line tests set forth in the NYSE standards. In conducting this evaluation, the Board and Nominating and Governance Committee considered transactions and relationships between each Director nominee or his or her immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such Director nominee is independent. With respect to Mr. Keenan, the Board considered the fact that he is a manager of Yorktown X Associates LLC, the sole general partner of Yorktown X Company L.P., which is the sole general partner of Yorktown Energy Partners X, L.P., a significant Company stockholder. Mr. Keenan disclaims beneficial ownership of the shares held by Yorktown Energy Partners X, L.P., and the Board determined that this relationship is not inconsistent with a determination that Mr. Keenan is independent.
Stockholder Communications
Interested parties may contact the Board, or the non-management Directors as a group, at the following address:
Board of Directors or Non-Management Directors
c/o Solaris Oilfield Infrastructure, Inc.
9811 Katy Freeway
Suite 700
Houston, Texas 77024
Communications may also be sent to individual Directors at the above address. Communications to Directors will be reviewed and referred in compliance with the Company’s Corporate Governance Guidelines to the addressee to the extent appropriate.
Communications to the Board, the non-management Directors or any individual Director that relate to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee. Other communications will be referred to the appropriate Committee Chairman and may also be sent, as appropriate, to the Company’s Chief Administrative Officer or Chief Legal Officer.

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD OF DIRECTORS
AND MEETING ATTENDANCE
The Board met four times and acted by unanimous written consent twice during 2022. Each Director attended at least 75% of all meetings of the Board and the Committees of which each such Director was a member during 2022. Pursuant to the Company’s Corporate Governance Guidelines, Directors are encouraged to attend the Annual Meeting and all Directors attended the 2022 Annual Meeting of Stockholders.
The primary function of the Board is oversight, which includes among other matters, oversight of the principal risk exposures to the Company. To assist the Board in this role, the Audit Committee periodically requests the Company’s internal auditor to conduct a review of enterprise risks associated with the Company. The internal audit firm reports its findings and assessments to the Audit Committee, which then reports the findings to the Board as a whole.
Mr. Zartler is our Chairman and has served as a Director of the Board since February 2017 and as our Chief Executive Officer since July 2018. The independent members of the Board believe the combined role of Chairman and Chief Executive Officer promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As Chief Executive Officer, the Chairman is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies. To ensure a strong and independent Board, all directors of the Company, other than Mr. Zartler and Ms. Durrett, are independent. In addition, the Company’s Corporate Governance Guidelines provide that the Board will either designate one of its members as the Lead Director or establish a procedure by which a Lead Director is chosen to preside over the meetings of the non-management directors and to provide, in conjunction with the Chairman and Chief Executive Officer, leadership and guidance to the Board. In March 2019, the Board determined that Mr. Parker would serve as the Lead Director for executive sessions of the non-management directors going forward and Mr. Parker has continued to serve in this position since that time. Mr. Parker’s duties as Lead Director include serving as a liaison between the Chairman and the independent directors of the Board and having the authority to call meetings of the independent directors.
The Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee. The Audit Committee is currently comprised of four members. The Compensation Committee and Nominating and Governance Committee are each currently comprised of three members. The charters of each of these Committees and the Company’s Corporate Governance Guidelines are available free of charge on the Company’s website at www.solarisoilfield.com or by writing to the Company at: Solaris Oilfield Infrastructure, Inc., c/o Corporate Secretary, 9811 Katy Freeway, Suite 700, Houston, Texas 77024. The Board votes annually on the membership and chairmanship of all Committees.
Audit Committee. The Audit Committee currently consists of Edgar R. Giesinger (Chairman), F. Gardner Parker, A. James Teague and Laurie H. Argo. The Audit Committee met four times during 2022. The Board has determined that all of the members of the Audit Committee are independent within the meaning of the applicable rules of the SEC and the listing standards of the NYSE. The Board has also determined that Mr. Giesinger meets the requirements for being an “audit committee financial expert,” as that term is defined by applicable SEC rules. The Audit Committee appoints and retains the Company’s independent registered public accounting firm, approves the fee arrangement and scope of the audit, reviews the financial statements and the independent registered public accounting firm’s report, considers comments made by the independent registered public accounting firm with respect to the Company’s internal control structure and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Audit Committee also conducts the review of the non-audit services provided by the independent registered public accounting firm to determine their compatibility with its independence. Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee must pre-approve the engagement. Pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and presented to the Audit Committee at a subsequent meeting. The Audit Committee reviews the independent registered public accounting firm’s performance, qualification and quality control procedures and establishes policies for: (i) the pre-approval of audit and permitted non-audit services by the independent registered public accounting firm; (ii) the hiring of former employees of the independent registered public accounting firm; and (iii) the submission and confidential treatment of concerns from employees or others about accounting, internal controls, auditing or other matters.
The Audit Committee reviews with management the Company’s disclosure controls and procedures and internal control over financial reporting and the processes supporting the certifications of the Chief Executive Officer and President and Chief Financial Officer. It also reviews with management and the Company’s independent registered public accounting firm the Company’s critical accounting policies. The Audit Committee reviews the Company’s annual and quarterly SEC filings and other related Company disclosures. The Audit Committee reviews the Company’s compliance with the Code of Business Conduct and Ethics as well as other legal and regulatory matters. The Audit Committee reviews related party transactions in accordance with the Company’s Related Persons Transactions Policy and applicable SEC guidelines.
In performing these duties, the Audit Committee has full authority to: (i) investigate any matter brought to its attention with full access to any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee; (ii) retain outside legal, accounting or other consultants to advise the Audit Committee; and (iii) request any officer or employee of the Company, the Company’s in-house or outside counsel, internal audit service providers or independent registered public accounting firm to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.
Compensation Committee. The Compensation Committee currently consists of F. Gardner Parker (Chairman), Ray N. Walker, Jr., and A. James Teague. The Compensation Committee met two times and acted by unanimous written consent twice during 2022. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE. The Compensation Committee generally, among other things, (i) establishes policies relating to the compensation of the non-employee Directors, officers and key management employees of the Company; (ii) reviews and approves the compensation of the non-employee Directors, officers and the Chief Executive Officer; (iii) reviews and make recommendations to the Board with respect to incentive-compensation plans and equity-based plans; (iv) oversees the administration of the Company’s equity compensation plans; (v) reviews and approves periodically, but no less than annually, the Company’s compensation goals and objectives with respect to its officers, including oversight of the risks associated with the Company’s compensation programs; (vi) evaluates and approves post-service arrangements with management; and (vii) establishes and reviews periodically the Company’s perquisite policies for management and Directors. The Compensation Committee has determined that none of the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company.
In performing its duties, the Compensation Committee has ultimate authority and responsibility to engage and terminate any compensation consultant, legal counsel or other adviser (together “advisers”) to assist in determining appropriate compensation levels for the Chief Executive Officer or any other member of the Company’s management and to approve the terms of any such engagement and the fees of any such adviser. In addition, the Compensation Committee may also request that any officer or other employee of the Company (including the Company’s senior compensation or human resources executives), the Company’s in-house or outside counsel, or any other person meet with any members of, or consultant to, the Compensation Committee. In addition to information provided by outside compensation consultants, the officers of the Company may also collect peer group compensation data for review by the Compensation Committee. Upon consultation with, and recommendations by, the Company’s Chief Executive Officer, the Compensation Committee sets the compensation policy for directors and executive officers as well as the Company as a whole.
Nominating and Governance Committee. The Nominating and Governance Committee currently consists of James R. Burke (Chairman), Edgar R. Giesinger and W. Howard Keenan, Jr. The Nominating and Governance Committee acted unanimously in recommending the nomination of the Class III Directors in Proposal No. 1 to the Board for election by the stockholders at the Annual Meeting. The Nominating and Governance Committee met two times and acted by unanimous written consent once during 2022. The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE. The Nominating and Governance Committee Charter sets forth the Nominating and Governance Committee’s responsibility to establish and periodically review the Company’s corporate governance principles and guidelines. These principles and guidelines address, among other matters, the size, composition and responsibilities of the Board and its Committees, including their oversight of management. The Nominating and Governance Committee also advises the Board with respect to the charter, structure and operation of each Committee of the Board. The Nominating and Governance Committee oversees the evaluation of the Board and officers of the Company and reviews and periodically reports to the Board on matters concerning Company succession planning. The Nominating and Governance Committee may retain outside consultants to advise it and has full access to any officer, employee or advisor of the Company to meet with the Nominating and Governance Committee or any advisors engaged by the Nominating and Governance Committee. The Nominating and Governance Committee has the ultimate authority and responsibility to engage or terminate any outside consultant, to identify Director candidate(s) and to approve the terms and fees of such engagement of any such consultant. The Nominating and Governance Committee may also request that any officer or other employee of the Company, the Company’s outside counsel, or any other person meet with any members of, or consultants to, the Nominating and Governance Committee.
The Company’s Board has charged the Nominating and Governance Committee with identifying individuals qualified to become members of the Board and recommending Director nominees for each Annual Meeting of Stockholders, including the recommendation of nominees to fill any vacancies on the Board. The Nominating and Governance Committee considers Director candidates suggested by its members, other Directors, officers and stockholders. Stockholders desiring to make such recommendations should timely submit the candidate’s name, together with biographical information and the candidate’s written consent to be nominated and, if elected, to serve to: Chairman, Nominating and Governance Committee of the Board of Directors of Solaris Oilfield Infrastructure, Inc., 9811 Katy Freeway, Suite 700, Houston, Texas 77024. To assist it in identifying Director candidates, the Nominating and Governance Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of potential candidates. The Nominating and Governance Committee provides guidance to search firms it retains about the particular qualifications the Board is then seeking.
All Director candidates, including those recommended by stockholders, are evaluated on the same basis. Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards (including independence standards) and diversity of membership. While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating and Governance Committee considers diversity in the context of the Board as a whole, taking into account personal characteristics and experience of current and prospective Directors in order to facilitate Board deliberations that reflect an appropriate range of perspective. The Board recognizes the importance of soliciting new candidates for membership on the Board and that the needs of the Board, in terms of the relative experience and other qualifications of candidates, may change over time. In determining the needs of the Board and the Company, the Nominating and Governance Committee considers the qualifications of sitting Directors and consults with the Board, the Chairman of the Board and certain other officers and, where appropriate, external advisors. All Directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board and its various Committees, as well as in less formal contacts with management. Director candidates, other than sitting Directors, are interviewed at the direction of the Nominating and Governance Committee, which may include (at the Nominating and Governance Committee’s direction) interviews by the Chairman of the Board, other Directors and certain other officers, and the results of those interviews are considered by the Nominating and Governance Committee in its deliberations.
Hedging, Pledging and Insider Trading Policies. The Company’s Insider Trading Policy, which applies to directors, officers, employees and consultants to the Company, prohibits hedging or monetization transactions, whether direct or indirect, involving the Company’s securities, including transactions involving Company-based derivative securities, regardless of whether the covered person is in possession of material, non-public information, except with respect to holding, exercising or settling of securities granted under the Company’s equity incentive plan. The Company’s Insider Trading Policy also prohibits the pledging of Company securities as collateral, subject to receipt of a waiver of this prohibition from the Audit Committee.

RELATED PARTY TRANSACTIONS
Our Board has adopted a written related party transactions policy, pursuant to which a “Related Party Transaction” is defined pursuant to Item 404 of Regulation S-K. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Furthermore, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations. There have been no Related Party Transactions since January 1, 2022, where the procedures described above did not require review, approval or ratification or where these procedures were not followed.
In 2017, we entered into the following Related Party Transactions, which were ongoing during 2022: (i) in connection with the closing of the initial public offering (“IPO”), the Company entered into agreements with the Original Investors, that include (a) a registration rights agreement in which we agreed to register the sale of shares of our Class A Common Stock under certain circumstances; (b) the Solaris LLC Agreement pursuant to which each Original Investor has, subject to certain limitations, the right to cause Solaris LLC to acquire all or a portion of its Solaris LLC Units for, at Solaris LLC’s election, (x) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Solaris LLC Unit redeemed, subject to the conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash, and, in connection therewith, a corresponding number of shares of Class B Common Stock will be cancelled; and (c) a tax receivable agreement that generally provides for the payment by the Company to the Original Investors and their permitted transferees of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the IPO; and (ii) an administrative services arrangement with Solaris Energy Management LLC (“SEM”), a company partially-owned by William A. Zartler, the Chairman of the Board and our Chief Executive Officer, for the provision of certain services, including rent paid for office space, travel services, personnel, consulting and administrative costs, to us at cost which totaled approximately $941,000 for fiscal year 2022 for these services.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers currently serves, nor served at any time during 2022, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board.
CODE OF BUSINESS CONDUCT AND ETHICS
The Company has adopted a Corporate Code of Business Conduct and Ethics that applies to its Directors and employees, including its Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer. The Corporate Code of Business Conduct and Ethics, including future amendments, is available free of charge on the Company’s website at www.solarisoilfield.com or by writing to the Company at: Solaris Oilfield Infrastructure, Inc., c/o Corporate Secretary, 9811 Katy Freeway, Suite 700, Houston, Texas 77024. The Company will also post on its website any amendment to or waiver under the Corporate Code of Business Conduct and Ethics granted to any of its Directors or executive officers. No such waivers were requested or granted in 2022.

DIRECTOR COMPENSATION
We believe that attracting and retaining qualified non-employee Directors is critical to the future value growth and governance of our company. We also believe that a significant portion of the total compensation package for our non-employee Directors should be equity-based to align the interests of directors with our stockholders.
As a result, we have maintained a non-employee Director compensation program since our initial public offering, which is reviewed annually by the Compensation Committee:
•
an annual cash retainer, valued at approximately $85,000 for the Chairman of the Audit Committee, $70,000 for the Chairman of the Compensation Committee, and $60,000 for all other non-employee Directors, plus an additional cash retainer of $20,000 for the Lead Director, in each case, payable quarterly in arrears; and

•	an annual equity-based award with an aggregate fair market value (determined on the date of grant) of approximately $120,000 for all non-employee Directors.
We do not pay any additional fees for attendance at Board or Committee meetings, but we do reimburse each director for reasonable travel and out-of-pocket expenses incurred to attend meetings and activities of the Board or its Committees. Directors who are also our employees will not receive any additional compensation for their service on the Board.
Mr. Zartler, our Chief Executive Officer, and Ms. Durrett, our Chief Administrative Officer, do not receive any additional compensation for their service on the Board. The following table sets forth information regarding the compensation of our non-employee directors during the year ended December 31, 2022.
Name	Fees Earned or Paid in Case ($)	Stock Awards ($)(1)	Total ($)
A. James Teague	$60,000	$120,000	$180,000
Edgar R. Giesinger	$85,000	$120,000	$205,000
Laurie H. Argo	$47,500	$180,000(2)	$227,500
Ray N. Walker, Jr.	$60,000	$120,000	$180,000
F. Gardner Parker	$90,000	$120,000	$210,000
W. Howard Keenan, Jr.	$60,000	$120,000	$180,000
James R. Burke	$60,000	$120,000	$180,000
(1)
Amounts shown in this column reflect the aggregate grant date fair value of the restricted stock awards granted under the Solaris Oilfield Infrastructure, Inc. 2017 Long Term Incentive Plan (the “LTIP”) in August 2022 to our non-employee Directors, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, disregarding estimated forfeitures. For additional information about the assumptions used in the valuation of these awards, see Note 9 to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. As of December 31, 2022, each of our non-employee directors, other than Ms. Argo, held 11,236 unvested shares of restricted stock.

(2)
Ms. Argo’s stock award includes both a sign-on grant that was effective upon her becoming a director in March 2022 as well as the annual grant of restricted stock provided to all non-employee directors as described in footnote (1) above. As of December 31, 2022, Ms. Argo held 16,934 unvested shares of restricted stock.

EXECUTIVE OFFICERS
Set forth below are the name, age, position and description of the business experience of our executive officers (other than those who are also Directors and included above) as of April  , 2023.
Name	Age	Position with Solaris Oilfield Infrastructure, Inc.
Kyle S. Ramachandran	38	President and Chief Financial Officer
Kelly L. Price	64	Chief Operating Officer
Lindsay R. Bourg	45	Chief Accounting Officer
Christopher M. Powell	48	Chief Legal Officer
Kyle S. Ramachandran—President and Chief Financial Officer. Kyle S. Ramachandran was named our President in July 2018 and our Chief Financial Officer in February 2017. Mr. Ramachandran was previously our Vice President, Corporate Development and Strategy from October 2014 to January 2017 and the Vice President of Solaris Energy Capital, LLC from February 2014 to September 2014. From August 2011 to January 2014, Mr. Ramachandran was a member of the Barra Energia management team, a private equity sponsored exploration and production company based in Rio de Janeiro. From 2009 to 2011, Mr. Ramachandran was an investor at First Reserve Corporation, a global energy-focused private equity firm. Mr. Ramachandran began his career as an investment banker in the Mergers & Acquisitions Group at Citigroup. Mr. Ramachandran received a Bachelor of Science in Finance and Accounting from the Carroll School of Management Honors Program at Boston College, where he graduated cum laude.
Kelly L. Price—Chief Operating Officer. Kelly L. Price was named our Chief Operating Officer in March 2017. Mr. Price served as an operations consultant to us from January 2017 to February 2017. Mr. Price was previously a consultant for Accendo Services LLC from August 2016 to December 2016. From September 2015 to July 2016, Mr. Price pursued entrepreneurial opportunities in the pressure pumping industry. From January 2014 to August 2015, Mr. Price served as Senior Vice President of Pumping Services, Wireline and Logistics for FTS International, the then-largest private oilfield service company in North America. From August 2010 to October 2013, Mr. Price served as President, U.S. for Trican Well Service, subsequent to which he evaluated potential opportunities prior to joining FTS International. Mr. Price began his career at BJ Services, where he spent 32 years, including senior roles such as Vice President of Global Sales and Marketing, Vice President of West Division Sales and Rocky Mountain Regional Manager. Mr. Price began his career as field operator in Alberta, Canada.
Lindsay R. Bourg—Chief Accounting Officer. Lindsay R. Bourg was named our Chief Accounting Officer in April 2017. From July 2009 to April 2017, Ms. Bourg served in various roles of responsibility including Vice President, Chief Accounting Officer and Controller, for Sabine Oil & Gas Corporation after serving as Controller for Sabine Oil & Gas LLC. Sabine Oil & Gas LLC was a privately held upstream company which actively engaged in the acquisition, exploration, development, and production of oil and natural gas through debt and equity financings of nearly $4.0 billion. In July 2015, Sabine Oil & Gas Corporation filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code and emerged from reorganization under Chapter 11 in August 2016. Prior thereto, Ms. Bourg held management and senior level positions at Davis Petroleum Corporation, Burlington Resources and PricewaterhouseCoopers LLP. Ms. Bourg’s accounting experience spans both public and private companies within the energy industry. Ms. Bourg obtained her Bachelor of Business Administration degree in Accounting from Texas State University where she graduated magna cum laude and is a Certified Public Accountant.
Christopher M. Powell—Chief Legal Officer and Corporate Secretary. Christopher M. Powell was named our Chief Legal Officer and Corporate Secretary in August 2017. From 2009 to August 2017, Mr. Powell served in various roles of responsibility, including Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer for CARBO Ceramics Inc., a leading technology and services company providing products and services to the global oil and gas and industrial markets. Prior thereto, Mr. Powell served in various legal roles at Baker Hughes Incorporated. Mr. Powell began his career with the international law firm of Norton Rose Fulbright (formerly Fulbright & Jaworski L.L.P.). Mr. Powell obtained his Doctor of Jurisprudence from the University of Houston Law Center, where he graduated magna cum laude. Mr. Powell received a Bachelor of Business Administration in Accounting from Texas A&M University, where he graduated cum laude and was selected as a member of the Mays Business School Fellows Program. Mr. Powell is also a licensed Certified Public Accountant and worked as an auditor with Arthur Andersen LLP prior to obtaining his law degree.

COMPENSATION DISCUSSION & ANALYSIS
Executive Compensation Philosophy.
This Compensation Discussion & Analysis (“CD&A”) provides information for our investors to understand our rationale, philosophy and policies with regard to the compensation of our principal executive officer, principal financial officer and our three other most highly-compensated executive officers (our “NEO’s”), including the material compensation decisions made for 2022 and reflected in the executive compensation tables provided elsewhere in this Proxy Statement. This CD&A also reflects changes made to our compensation program that are effective in 2023 and will be reflected in the executive compensation tables in our 2024 Proxy Statement, including the addition of performance equity as part of the long-term incentives. As an emerging growth company, the Company historically was not required to include this Compensation Discussion & Analysis in its proxy statement or hold a “say on pay” or “say on frequency” vote. Effective January 1, 2023 the Company was no longer classified as an emerging growth company under applicable SEC rules and is providing this CD&A for the first time in this Proxy Statement. Our executive compensation program is designed to achieve the following objectives:
•	Build shareholder value and create a shareholder mentality by aligning the interests of our NEO’s with our investors;
•	Attract and retain a qualified and motivated management team by offering competitive industry opportunities and providing the majority of NEO compensation in the form of long-term incentives; and
•	Incentivize our NEO’s and appropriately reward them for contributions that further the Company’s key short-term and long-term strategic goals and objectives.
Our NEO’s for 2022 include:
Name	Title
William A. Zartler	Chairman of the Board and Chief Executive Officer
Kyle S. Ramachandran	President and Chief Financial Officer
Kelly L. Price	Chief Operating Officer
Christopher M. Powell	Chief Legal Officer and Corporate Secretary
Cynthia M. Durrett	Director and Chief Administrative Officer
2022 Industry and Business Overview.
Fiscal year 2022 presented an opportunity for the Company to deliver value to the industry as it returned to operating levels not experienced since before the COVID-19 pandemic and associated downturn in our industry. We delivered strong innovative and operational results in 2022 as we invested significant financial and human capital to introduce new technologies and offerings into the marketplace that solidified our position as a market leader in wellsite storage and logistics. As a result, we continued to build upon our core business while staying true to our focus to increase shareholder value and maintain a strong balance sheet with very little debt as the majority of the investments were made with operating cashflow.
We undertook significant efforts to design, engineer, manufacture and begin commercializing new products and technologies that build upon our current product and service offerings, and we expect to realize the benefits of these investments in 2023 and beyond. Additionally, we were able to fund these developments while maintaining our quarterly dividend payable to all stockholders of the Company.

Compensation Best Practices. The Compensation Committee believes it is important to complement the compensation program with good governance and executive compensation best practices to further support the alignment between stockholders and executives as well as mitigating risks related to compensation levels. Key elements of the program in support of this objective are set forth in the chart below:
WHAT WE DO		WHAT WE DON’T DO
✓	Determine annual incentive compensation with the majority of the potential payment based upon the achievement of pre-established performance goals	x	No excessive perquisites
✓	Generally target the market median for total compensation	x	No guaranteed bonus or uncapped incentives
✓	Use compensation consultants, independent market data and peer groups to benchmark compensation decisions	x	No pension plan
✓	Hold regular executive sessions of the Compensation Committee without management present	x	No option repricing
✓	Base a portion of the long-term incentives upon our performance relative to peers	x	No hedging, pledging or short-term/speculative trading of Company stock
✓	Annual compensation risk assessment	x	No excise tax gross ups
✓	Engagement with stockholders regarding pay practices	x	Utilize pay practices that incentivize decisions that are not in the best interests of the Company and its stockholders
Process for Setting Compensation and Role of Compensation Committee
Our Compensation Committee is comprised entirely of independent, non-employee members of the Board. As set forth in its charter, which is available at www.solarisoilfield.com, the Compensation Committee is responsible for, among other things, reviewing and approving the plans, policies and programs of the Company with respect to the compensation for the Company’s executive officers and directors. The Board of Directors believes that the Company’s long-term success depends on the talent of our employees, and the executive compensation program plays a significant role in our ability to attract, retain and motivate the highest quality workforce. The Compensation Committee has designed our compensation program to directly link executive compensation to performance, in order to align the interests of the Company’s executive officers with those of its stockholders. The Compensation Committee evaluates, on an annual basis, industry-specific and general market compensation practices and trends to ensure that our program, and the compensation awarded to our NEO’s, remains appropriately competitive while also furthering Company goals and initiatives.
Each year the Compensation Committee reviews the Company’s compensation program against market data and available compensation studies for the Company’s Peer Group (as defined below) as well as the industry in general (the “Market Data”). This review is conducted in light of the Company’s compensation philosophy and key short-term and long-term goals and initiatives. The Compensation Committee retains sole discretion to engage any other compensation consultants it deems necessary and appropriate to aid in their review in order to provide independent and objective market compensation data, conduct compensation analysis, recommend plan design changes and advise on compensation related risks. Any compensation consultant acts solely at the direction of the Compensation Committee and not at the direction of the Company’s management team. In 2021 the Compensation Committee engaged Longnecker and Associates (now known as “NFP Compensation Consulting”) to review director compensation. In December 2022 the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to review the executive compensation program (each of NFP Compensation Consulting and Pearl Meyer, the “Compensation Consultants”). The Compensation Committee also reviews Market Data when reviewing the compensation of executives other than the NEO’s. The Compensation Consultants compile compensation surveys for review by the Compensation Committee and management. After review of the Compensation Consultants’ surveys, management provides recommendations of compensation for our directors and NEO’s to the Compensation Committee. Such recommendations are generally based upon the data provided by the Compensation Consultant, Market Data and the performance of our management as a team. The Compensation Committee then reviews management’s recommendation with the ability to ask questions of management and may conduct an executive session as needed to discuss compensation.
With respect to the compensation of the NEO’s, other than our Chief Executive Officer, the Compensation Committee considers the recommendations of our Chief Executive Officer. The Compensation Committee retains sole authority to establish the compensation of our Chief Executive Officer after initial discussion with the Chief Executive Officer and then independent deliberation in executive session.
Competitive Market Position and Peer Group
We believe that total compensation opportunities for our NEO’s should be competitive with opportunities for executive officers in similar positions, with similar experience and with similar responsibilities to those in our peer group. To further emphasize the alignment between Company performance and executive pay and to ensure compensation is competitive, for 2022 the Compensation Committee targeted the 25th percentile for base salaries and 50th percentile for total compensation (base salary and short-term and long-term incentives) for the NEO’s as a group, with a heavier weighted emphasis on long-term incentives. In 2022, the Market Data provided to the Compensation Committee included compensation information from our Compensation Consultant relative to our Peer Group as well as other broad-based compensation survey sources. Although the Compensation Committee used the Market Data to inform its decisions regarding the form and amount of compensation provided to our NEO’s in 2022, the Compensation Committee also considered other factors such that the compensation provided to our NEO’s is not exclusively reflective of the Market Data.
For purposes of setting 2022 compensation, the peer group companies (our “Peer Group”) used by the Compensation Consultant and the Compensation Committee included the following companies:
Archrock, Inc.	Cactus, Inc.
Dril-Quip, Inc.	U.S. Silica Holdings, Inc.
ProPetro Holding Corp.	Liberty Energy Inc.
ProFrac Holding Corp	Newpark Resources, Inc.
NexTier Oilfield Solutions, Inc.	Nine Energy Services, Inc.
NOV Inc.	Oil States International, Inc.
Select Energy Services
Our Peer Group was selected based on companies that broadly represent related oilfield services businesses and are of reasonably comparable size and revenue to the Company. While some of these companies have larger market capitalizations or revenue, these companies represent the market in which we most directly compete for qualified and talented professionals.
Objectives of Compensation
The goal of the Company’s compensation program is to help attract and retain qualified executive talent and to strengthen the alignment between executives and stockholders’ interests, thereby enhancing stockholder value. To achieve this goal, the Compensation Committee’s decisions are guided by the following principles: provide a competitive compensation package; relate compensation to the performance of the Company and the individual; and align employee objectives with the objectives of stockholders by encouraging executive stock ownership and focusing total compensation on long-term incentives.

In order to achieve these objectives, the Compensation Committee has created a compensation package that combines current and deferred compensation with equity-based compensation. A significant portion of the target compensation for our NEO’s is variable or “at risk”, meaning that it can be forfeited, and its value is dependent upon such factors as Company performance and our stock price. Beginning in 2023, a portion of the long-term incentives for our NEO’s will be performance based, as discussed below under “Long-Term Incentive Compensation”. The Company’s compensation program for executive officers consists of the following items:
	ELEMENT	PURPOSE	CHANGES FOR 2023
SHORT-TERM	Base Salary	• To provide a consistent, minimum level of pay, sufficient to allow us to attract and retain executives with the appropriate skills and experience for their position	• The only modifications reflected changes in roles, responsibilities, prevailing market conditions and data provided by the Compensation Consultants
Annual Cash Incentive
• To motivate and reward the achievement of our annual Company and Individual Performance goals
• 60% based on the achievement of quantifiable Company Performance Goals
• 40% based on the achievement of Individual Performance
• The only modifications reflected changes in roles, responsibilities, prevailing market conditions and data provided by the Compensation Consultants

LONG-TERM	Long-Term Incentive Award	• To ensure retention and drive performance, while aligning the interests of our NEO’s with those of our stockholders	• Instituted performance equity based upon total stockholder return benchmarked against pre-determined thresholds as compared internally (Absolute TSR) and against a peer group (Relative TSR)
The Compensation Committee structures executive total direct compensation to emphasize performance through the annual incentive program and long-term incentives. The Compensation Committee believes that the compensation mix should strike a balance promoting long-term returns without motivating or rewarding excessive or inappropriate risk-taking.

Elements of Compensation
Pay Mix
Our compensation program is designed so that the higher an executive’s position in the Company, the greater the percentage of compensation that is contingent on the Company’s performance. The Company believes that having a significant portion of our NEO’s compensation at risk better aligns their interests with the long-term interests of the Company and its stockholders. Beginning in 2023, the Committee approved performance equity as a portion of the NEO’s long-term incentives. As a result, a majority of our NEO’s total target direct compensation for fiscal year 2022 was variable, at approximately 88% for our Chief Executive Officer and averaging 71% for our other NEO’s. The following charts illustrate the total target mix of direct compensation for our Chief Executive Officer and other NEO’s for fiscal year 2022.

Base Salary
Each NEO’s base salary is a fixed component of compensation for performing specific job duties and functions. The Compensation Committee monitors and adjusts salaries for our NEO’s over time as necessary to remain competitive with market rates for similarly situated officers at our Peer Group companies and to reflect any changes to the NEO’s role, duties and responsibilities. The adjusted base salaries for each NEO are as follows for 2022:
Name	2022 Base Salary
William A. Zarter	$321,000
Kyle S. Ramachandran	$326,350
Kelly L. Price	$321,000
Christopher M. Powell	$325,000
Cynthia M. Durrett	$267,500
Annual Incentive Award
Annual incentive awards are tied to the achievement of performance goals, which are based on both quantitative and qualitative measures as determined by the Compensation Committee in consultation with management. Each year the Compensation Committee, in consultation with management, reviews key short-term strategic initiatives to drive the annual cash-based incentive award. Annual short-term cash incentive awards are based upon targets for each NEO and awarded in light of certain key strategic initiatives and metrics, which are set by the Compensation Committee after review and consultation with management. Target annual incentive award percentages for each of the NEO’s are as follows: Mr. Zartler -100%, Mr. Ramachandran - 90%, Mr. Price - 90%, Mr. Powell - 75% and Ms. Durrett - 75%. The following key metrics were selected by the

Compensation Committee to measure achievement of short-term Company goals: Financial Metrics (consisting of EBITDA and free cash flow), Operating Metrics (consisting of customer consistency, fully utilized systems deployed and market share), Safety (collectively with the Financial Metrics and Operating Metrics, the “Company Performance”) and Individual Performance. Company Performance accounts for 60% of the eligible annual incentive award with Individual Performance accounting for 40%. The Compensation Committee retains discretion to adjust these percentages and weighting based upon certain factors within their discretion. At the suggestion of our NEO’s, the 2022 thresholds used for the Financial and Operating Metrics accounted for approximately 90% of the Company Performance with Safety representing the remaining 10%.
The Compensation Committee maintains an element of discretion in the annual incentive for our NEO’s in order to provide the Compensation Committee the flexibility to respond to specific events that are relevant to each NEO’s performance during the year in light of changing market conditions and responsibilities of each NEO. No payout percentage would be earned for a metric if the actual Company performance of that metric was below the threshold level set for that metric below. The overall payout amount for each NEO is capped at approximately 100% their respective target incentive award. The Company Performance metrics, their related thresholds and weightings and actual performance for the year ended December 31, 2022 are set forth in the table below:
Performance Metric	Weighting	Target (100% Payout)	Actual Performance	Earned Payout Percentage of Annual Incentive Award
Financial Metrics	25%	$76 million	$84 million	27%
Operating Metrics	25%	81	86	26%
Safety	10%	1.0	1.7	3%
Individual Performance	40%	N/A	Variable	Variable
In 2022, our NEO’s focused on investing in our business, including expanding our commercial offerings while maintaining current market share and a healthy balance sheet as well as human capital and talent acquisition to support the growth of the business. Upon review of the results of the Company Performance and Individual Performance, the Compensation Committee approved the following annual incentive payouts for each NEO:
Name	Target Annual Incentive (% of Base Salary)	Target Annual Incentive ($)	Performance Achievement Level (% of Target)	Actual 2022 Annual Incentive Payout
William A. Zartler	100%	$321,000	98%	$315,000
Kyle S. Ramachandran	90%	$293,715	98%	$286,665
Kelly L. Price	90%	$288,900	98%	$281,966
Christopher M. Powell	75%	$243,750	98%	$237,900
Cynthia M. Durrett	75%	$200,625	98%	$195,810
Long-Term Incentive Compensation
Our Long-Term Incentive Plan, which we are proposing to amend at the Annual Meeting, was adopted in May 2017 at the time of our initial public offering and provides a means though which (a) we may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the Company and its affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its affiliates. In 2022, following recommendations by the Chief Executive Officer and review of Market Data, the Compensation Committee approved grants of time-based restricted stock awards (“RSAs”), which provides the grantee the right to receive dividends and vote the underlying shares but does not otherwise grant the NEO any other economic right until the time of vesting. If a NEO terminates service with the Company prior to vesting of the RSA, then, except in limited circumstances, such as a change of control, such RSA’s are forfeited and return to the pool of shares available for grant under the LTIP. For 2022, the grant date value of RSAs for the NEO’s as a group was initially set at approximately the 50th-75th percentile based on Market Data. For 2022, the RSA’s awarded to the NEO’s vest ratably over a three-year period.
Beginning with 2023 compensation, a portion of our NEO’s long-term incentive compensation will be in the form of performance shares (“Performance Shares”). The Performance Shares will be measured against the Russell 2000 Index Oil Equipment and Services Subsector and will utilize Absolute Total Shareholder Return (“Absolute TSR”) and Relative Total Shareholder Return (“Relative TSR”) as metrics to measure performance. The Performance Shares will be subject to a three-year cycle and will vest 25%, 25% and 50% in each of years 1, 2 and 3, respectively, for the Relative TSR Performance Shares and will have a cliff vesting at the end of year 3 for the Absolute TSR Performance Shares.
Performance Shares provide the NEO the right to receive an amount ranging from 0% to 200% of the target Performance Shares granted based on both the Company’s Absolute and Relative TSR performance during the three-year performance period, subject to the continued employment of the NEO. Performance Shares will be eligible to receive dividends; however such dividends will not be paid until such time as the Performance Shares vest, if at all. The tables below shows the Company’s performance targets for the Absolute TSR and Relative TSR Performance Shares:
ABSOLUTE TSR:
Annualized Absolute TSR	Percentage of Target Award Earned
<5.0%	0%
5.0%	50%
10%	100%
≥15.0%	200%
RELATIVE TSR:
Percentile Rank	Payout Percentage
≥75%	200%
50%	100%
25%	50%
<25%	0%
The Compensation Committee has considered the use of other forms of equity awards, including stock options and restricted stock units, and ultimately determined to use RSAs and PSU’s given that they have a less dilutive effect than stock options. Additionally, the Compensation Committee determined that a approach based upon a mix of time-based vesting and performance incentives was appropriate given the Company’s desire to provide our NEO’s with a long-term retention-focused award that also aligns the interests of our NEO’s with those of our stockholders.
Employment, Severance and Change in Control Agreements
None of our NEO’s have an employment agreement with the Company. The Company has entered into Change in Control Severance Agreements with each of its NEO’s. The Change in Control Severance Agreements provide “double trigger” (meaning that both a termination of employment and a change in control must occur) benefits in the event the executive officer is terminated without cause or resigns for “Good Reason” within 12 months following a “Change in Control” as such term is defined in our Long-Term Incentive Plan. The benefits provided in the Change in Control Severance Agreements were based upon a review of the Market Data provided at the time the Change in Control Severance Agreements were entered into with each of the NEO’s.
Other Compensation Elements
401(k) Plan. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) under which employees, including our NEO’s, are allowed to contribute portions of their base compensation to a tax-qualified retirement account under the

Insperity 401(k) Savings Plan. We provide matching contributions at a rate of $1.00 for each $1.00 of employee contribution, subject to a cap of the lower of (i) 4% of the employee’s salary and (ii) the applicable contribution limits under the Code. Beginning in 2023, the matching contribution percentage was raised to 6%.
Pension and Nonqualified Deferred Compensation. We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan.
Perquisites and Other Benefits. We provide limited perquisites to our NEO’s, which, to the extent required to be reported under applicable Securities and Exchange Commission rules and regulations, are reflected in our Summary Compensation Table set forth below.
Anti-Hedging and Pledging Policy. Our Insider Trading Policy generally prohibits our directors, employees and officers from hedging and pledging of Company securities by providing that hedging or monetization transactions, whether direct or indirect, involving the Company’s securities and the pledging of Company securities as collateral are prohibited. Short term exceptions to this prohibition (such as temporary margin loans) may be granted depending on specific facts and circumstances. Any exceptions for our directors and officers must be granted by our Audit Committee and will be periodically communicated to the Board. The policy also prohibits transactions involving Company-based derivative securities.
Clawback Policy
In the near future, we intend to adopt a clawback policy that complies with the final rule adopted by the SEC in November 2022 and the applicable listing standards adopted by the NYSE, with such clawback policy to be effective within the prescribed timeframe under such final rule and such listing standards. The clawback policy is expected to require us to recoup certain incentive-based compensation erroneously awarded to our current and former executive officers in the event of an accounting restatement. However, the clawback policy has not yet been adopted and the foregoing provisions remain subject to change. As a result, the foregoing description is qualified in its entirety by reference to the final form of the clawback policy once adopted.
Risk Assessment
The Compensation Committee reviewed our employee compensation practices and policies and determined that such policies do not encourage excessive or unnecessary risk-taking, and are not likely to have a material adverse effect on the Company.
COMPENSATION COMMITTEE REPORT
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Compensation Committee reviewed and discussed the Compensation Discussion & Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion & Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Compensation Committee of the Board of Directors: F. Gardner Parker, Chairman A. James Teague, Jr., Member Ray N. Walker, Jr., Member

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth information, with respect to our named executive officers, information relating to compensation earned for services rendered in all capacities during fiscal years 2020, 2021 and 2022.
Name and Principal Position	Year	Salary($)	Stock Awards($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation($)(4)	Total
William A. Zartler Chairman(1) and Chief Executive Officer	2022	$304,923	$1,750,000	$315,000	$0	$2,369,923
	2021	$250,000	$1,250,000	$215,000	$0	$1,715,000
	2020	$237,644	$530,000	$275,000	$0	$1,042,644
Kyle S. Ramachandran President and Chief Financial Officer	2022	$319,781	$762,744	$286,665	$12,200	$1,381,390
	2021	$305,000	$700,000	$276,696	$11,600	$1,293,296
	2020	$287,618	$636,000	$306,675	$11,400	$1,241,693
Kelly L. Price Chief Operating Officer	2022	$314,538	$552,930	$281,966	$24,200	$1,173,634
	2021	$300,000	$500,000	$243,270	$23,600	$1,066,870
	2020	$285,173	$477,000	$285,525	$23,400	$1,071,098
Christopher M. Powell Corporate Secretary and Chief Legal Officer(5)	2022	$306,538	$336,550	$237,900	$9,327	$890,315
Cynthia M. Durrett Director and Chief Administrative Officer(5)	2022	$262,115	$375,000	$195,810	$10,840	$843,765
(1)
Mr. Zartler does not receive any compensation for his service as Chairman of the Board. The amounts reported in this table for Mr. Zartler only reflect compensation for his service as our Chief Executive Officer.

(2)
Amounts shown in this column reflect the aggregate grant date fair value of the restricted stock awards granted under the LTIP in March 2022 to our named executive officers, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information about the assumptions used in the valuation of these awards, see Note 9 to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)
Amounts shown in this column reflect amounts earned by our named executive officers pursuant to a short-term performance-based incentive bonus arrangement approved by the Board for the given year. For more information, please see the section titled “Additional Narrative Disclosures—Cash Bonuses” below.

(4)	Amounts shown in this column reflect matching contributions under the Company’s 401(k) plan, and, in the case of Mr. Price, also includes a car allowance.
(5)	Mr. Powell and Ms. Durrett first became named executive officers with respect to fiscal year 2022.

Grants of Plan-Based Awards Table
The following table describes all non-equity incentive plan awards and equity incentive plan awards for our named executive officers for fiscal year 2022.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
William A. Zartler	March 1	$321,000	222,646	$1,750,000
Kyle S. Ramachandran	March 1	$293,715	97,041	$762,744
Kelly L. Price	March 1	$288,900	70,341	$552,930
Christopher M. Powell	March 1	$243,750	42,818	$336,550
Cynthia M. Durrett	March 1	$200,250	47,710	$375,000
(1)
The Company’s Non-Equity Incentive Plan does not have threshold or maximum limits. As the Company distributes its Equity Incentive Plan Awards during the fiscal year, there are no estimated future payouts for 2022.

Outstanding Equity Awards at End of Fiscal Year 2022
The following table reflects all equity awards granted to our named executive officers that were outstanding as of December 31, 2022:
Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
William A. Zartler	309,343	$3,071,776
Kyle S. Ramachandran	156,260	$1,551,662
Kelly L. Price	113,361	$1,125,675
Christopher M. Powell	53,770	$533,936
Cynthia M. Durrett	77,321	$767,798
(1)	The equity awards described in the table vest in three equal annual installments on the first three anniversaries of the applicable date of grant.
(2)	Market value is based on the closing price of the Company’s common stock on December 30, 2022 (the last trading day of fiscal year 2022), which was $9.93 per share.

Vested Stock Table
The following table reflects the equity awards granted to our named executive officers in previous years that have vested during fiscal year 2022:
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
William A. Zartler	85,014	$884,145.60
Kyle S. Ramachandran	59,608	$619,923.20
Kelly L. Price	49,006	$509,662.40
Christopher M. Powell	9,372	$97,468.80
Cynthia M. Durrett	29,804	$309,961.60
(1)	Equity awarded to employees as part of the Company’s incentive plan vests on March 1 of each year.
(2)	Value realized on shares was assessed using the 10 day VWAP as determined by the Compensation Committee at $10.40 per share.

Pay Versus Performance Table
The following table is a demonstration of the relationship between the compensation that the Company has paid to its CEO, William Zartler, the compensation paid to the other named executive officers, and certain financial metrics, for the fiscal years 2020, 2021, and 2022.
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)	Value of Initial Fixed $100 Investment Based On:		Net Income
					Total Shareholder Return	Peer Group Total Shareholder Return(3)
2022	$2,369,923	$3,641,936	$1,072,276	$1,813,309	$82	$113	$33,512,000
2021	$1,715,000	$1,821,014	$1,180,083	$1,403,387	$52	$70	($1,260,000)
2020	$1,113,144	$768,973	$1,156,396	$936,846	$62	$58	($51,093,000)

(1)
Mr. Zartler was the PEO for all three years in this table. Amounts deducted from Mr. Zartler’s Summary Compensation Table (“SCT”) to calculate the Compensation Actually Paid (“CAP”) for the PEO for 2022, 2021, and 2020 include $1,750,000, $1,250,000, and $530,000, respectively, for the grant date fair value of equity awards for those years. Amounts added to (subtracted from) the SCT for the years 2022, 2021, and 2020 include: $2,210,875, $688,032, and $407,000, respectively, for the fair value of restricted stock granted during those years that remain outstanding as of the end of the respective fiscal years; $884,146, $590,488 and $353,330, respectively, for the vesting date fair value of previously awarded restricted stock; $293,036, ($106,002) and ($390,669), respectively, for the change in fair value of previously awarded restricted stock that remains outstanding; and ($366,043), $183,496, and ($113,332), respectively, for the change in fair value of previously restricted stock that vested during the respective year. For Fiscal Years 2020 and 2021, the CAP for Mr. Zartler does not include any adjustments in respect of equity awards from 2017 or 2018. Mr. Zartler was not the PEO for the Company during Fiscal Year 2017 and did not receive any equity based awards in 2018.

(2)
For 2022, Mr. Ramachandran, Mr. Price, Mr. Powell, and Ms. Durrett were the Non-PEO NEOs. For 2021 and 2020, Mr. Ramachandran and Mr. Price were the Non-PEO NEOs. Amounts deducted from Mr. Ramachandran’s SCT to calculate the average CAP attributable to him for 2022, 2021, and 2020 include $762,744, $700,000, and $636,000, respectively, for the grant date fair value of equity awards for those years. Amounts added to (subtracted from) Mr. Ramachandran’s SCT for the years 2022, 2021, and 2020 include: $963,617, $385,297, and $488,400, respectively, for the fair value of restricted stock granted during those years that remain outstanding as of the end of the respective fiscal years; $619,923, $472,400 and $212,000, respectively, for the vesting date fair value of previously awarded restricted stock; $200,150, ($95,400) and ($234,400), respectively, for the change in fair value of previously awarded restricted stock that remains outstanding; and $21,491, $146,800, and ($68,000), respectively, for the change in fair value of previously restricted stock that vested during the respective year. Amounts deducted from Mr. Price’s SCT to calculate the average CAP attributable to him for 2022, 2021, and 2020 include $552,930, $500,000, and $477,000, respectively, for the grant date fair value of equity awards for those years. Amounts added to (subtracted from) Mr. Price’s SCT for the years 2022, 2021, and 2020 include: $698,546, $275,211, and $366,300, respectively, for the fair value of restricted stock granted during those years that remain outstanding as of the end of the respective fiscal years; $509,652, $413,350 and $212,000, respectively, for the vesting date fair value of previously awarded restricted stock; $195,031 ($79,500) and ($234,400), respectively, for the change in fair value of previously awarded restricted stock that remains outstanding; and $188,669, $128,450, and ($68,000), respectively, for the change in fair value of previously restricted stock that vested during the respective year. Amounts deducted from Mr. Powell’s SCT to calculate the average CAP attributable to him for 2022 was $336,550 for the grant date fair value of equity awards for 2022. Amounts added to (subtracted from) Mr. Powell’s SCT for the year 2022 include: $425,183 for the fair value of restricted stock granted during 2022 that remains outstanding as of the end of the fiscal year; $97,448 for the vesting date fair value of previously awarded restricted stock; $37,031 for the change in fair value of previously awarded restricted stock that remains outstanding; and $36,075 for the change in fair value of previously restricted stock that vested during 2022. Amounts deducted from Ms. Durrett’s SCT to calculate the average CAP attributable to her for 2022 was $375,000 for the grant date fair value of equity awards for 2022. Amounts added to (subtracted from) Ms. Durett’s SCT for the year 2022 include: $473,760 for the fair value of restricted stock granted during 2022 that remains outstanding as of the end of the fiscal year; $309,962 for the vesting date fair value of previously awarded restricted stock; $100,075 for the change in fair value of previously awarded restricted stock that remains outstanding; and $114,745 for the change in fair value of previously restricted stock that vested during 2022.

(3)
Peer Group Total Shareholder Return (“TSR”) is calculated based on the Oilfield Service Index. See Part II, Item 5. “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

Relationship between Compensation Actually Paid disclosed in the Pay Versus Performance table, and other table elements
The increase in the Company’s stock price that contributed to the increased compensation actually paid to the PEO also drove the increase in the Company’s Total Shareholder Return (TSR) in 2022 versus 2021 and 2020. While the Compensation Committee considers TSR when evaluating total compensation, compensation for the PEO and non-PEO’s is largely driven by cash generation of the business as measured by EBITDA, as well as specific metrics set by the Compensation Committee, including system utilization and enhancing the overall return profile of the Company. Given the capital intensity of the business, we do not use net income as a proxy for the overall performance of the Company.
We did not include a “Company-Selected Measure” (as described in Item 402(v)) in the Pay Versus Performance table because the most important financial measure used by us to link compensation actually paid to our NEOs to company performance is TSR, which is already required to be disclosed in the table.
Tabular List
The following list represents the most important financial performance measure used by us to link compensation actually paid to our NEOs to company performance.
TSR

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s Directors, executive officers and persons who are beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of Common Stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. To the Company’s knowledge, no Director, executive officer or other greater than 10% beneficial owner of either class of our Common Stock failed to timely file with the SEC one or more required reports on Form 3, 4 or 5, for 2022, with the exception of one inadvertent late filing for Mr. Parker who inadvertently omitted 5,200 shares of Class A Common Stock in his Form 4 filings filed during the year ended December 31, 2022. This Class A Common Stock was purchased by Mr. Parker’s spouse. Such transaction was subsequently reported in a Form 5 that was filed with the SEC on February 14, 2023.

REPORT OF THE AUDIT COMMITTEE
Management is responsible for preparing the Company’s financial statements and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain, and oversee the work of the principal independent public accountants.
During 2022, the Audit Committee periodically reviewed and discussed the Company’s financial statements with Company management and BDO USA, the Company’s independent registered public accounting firm, separately, including matters raised by the independent registered public accounting firm pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also discussed with the Company’s management and independent registered public accounting firm the evaluation of the Company’s reporting and internal controls undertaken in connection with certifications by the Company’s Chief Executive Officer and President and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the SEC. The Audit Committee reviewed and discussed the audited financial statements with management and such other matters as it deemed necessary and appropriate. This review included a discussion with management of the quality, not merely the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates. The Audit Committee also discussed with BDO USA the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under the applicable requirements of the PCAOB. The Audit Committee also approved the selection of the Company’s independent registered public accounting firm.
The Company’s independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter concerning its independence, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the firm’s independence, and the Audit Committee discussed BDO USA’s independence with them.
Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 9, 2023.
This report of the Audit Committee is not “solicitation material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
Solaris Oilfield Infrastructure, Inc. Audit Committee

Edgar R. Giesinger, Chairman
F. Gardner Parker
Laurie H. Argo
A. James Teague

March 9, 2023

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)
The Audit Committee of the Board has reappointed BDO USA as the Company’s independent registered public accounting firm to audit the financial statements of the Company for 2023, and, as a matter of good corporate governance, is requesting ratification by the shareholders of the appointment of BDO USA to serve as independent auditors for the fiscal year ending December 31, 2023. The Audit Committee and the Board believe that the continued retention of BDO USA as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. If shareholders do not ratify the selection of BDO USA, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2024 fiscal year. In addition, if shareholders ratify the selection of BDO USA as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select BDO USA or another registered public accounting firm as our independent auditors.
BDO USA has acted as the Company’s independent registered public accounting firm since 2017 and has performed audits of the Company’s financial statements beginning with fiscal year 2015. Representatives of the firm of BDO USA are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
	2022	2021
Audit Fees	$592,251	$328,298
Audit-Related Fees	$5,000	$10,000
Tax Fees	$—	$—
All Other Fees	$—	$125,000
Total Fees	$597,251	$463,298
Audit Fees
The aggregate fees for BDO USA professional services rendered to the Company were related to the annual audits of the Company’s financial statements for the years ended December 31, 2022 and 2021 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the years ended December 31, 2022 and 2021. The aggregate fees for 2022 also includes services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2022.
Audit-Related Fees
The aggregate fees for BDO USA Audit-Related services rendered to the Company in 2022 and 2021 were related to the Company’s Proxy Statement.
Tax Fees
BDO USA did not provide any tax services in 2022 and 2021 and consequently there were no tax fees.
All Other Fees
The fees for BDO USA under All Other Fees that were rendered to the Company in 2021 related to BDO USA’s assistance in obtaining the employee retention credit under the Coronavirus Aid, Relief and Economic Security Act. The Audit Committee approved all fees listed above.
Vote Required
The ratification of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions have the same effect as votes AGAINST the proposal. Brokers have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.
THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THE STOCKHOLDERS VOTE “FOR” SUCH RATIFICATION.

APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
(PROPOSAL NO. 3)
Background
The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). The new Delaware legislation only permits, and, if our Amendment to our Amended and Restated Certificate of Incorporation (the “Amendment”) is adopted, our amended and restated certificate of incorporation would only permit, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability, as further described below, is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.
The Board has unanimously approved the Amendment, subject to stockholder approval. The Board has unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby recommends and seeks approval of the Amendment by our stockholders.
Reasons for the Amendment
The Nominating and Governance Committee believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Furthermore, the Nominating and Governance Committee also believes that adopting the Amendment would ensure that the Company remains able to attract and retain the most qualified officers. The Nominating and Governance Committee has additionally determined that the proposed provision would not materially and negatively impact stockholder rights. Thus, in light of the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits that the Nominating and Governance Committee believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain quality officers, the Nominating and Governance Committee recommended to the Board the Amendment.
Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Furthermore, the Company expects its peers to adopt exculpation clauses that limit the personal liability of officers in their governing documents and failing to adopt the Amendment could impact our recruitment and retention of exceptional officer candidates who may conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
The Board believes that adopting the Amendment would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. The Amendment will also more generally align the protections available to our directors with those available to our officers. In view of the above considerations, our Board has unanimously determined to provide for the exculpation of officers as proposed.
Proposed Amendment
The Board is asking our stockholders to approve the amendment to Article IX of our amended and restated certificate of incorporation. The text of the Amendment is attached hereto as Appendix A, with additions marked with bold, underlined text and deletions indicated by strike-out text.

Effectiveness of the Amendment
If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the Annual Meeting. If the Amendment is not approved by our stockholders, our current amended and restated certificate of incorporation will not be amended, and no exculpation will be provided for our officers.
Vote Required
The approval of the proposal to amend the Company’s amended and restated certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation requires the affirmative vote of the holders of at least 66 2⁄3% in voting power of the outstanding shares of Common Stock of the Company, voting together as a single class, and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Brokers do not have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.

APPROVAL OF AN AMENDMENT TO THE SOLARIS OILFIELD INFRASTRUCTURE, INC. LONG TERM INCENTIVE PLAN
(PROPOSAL NO. 4)
Background
At the Annual Meeting, stockholders will be asked to approve an amendment (the “LTIP Amendment”) to the Solaris Oilfield Infrastructure, Inc. Long Term Incentive Plan (the “LTIP”), which increases the number of shares of our common stock that may be issued under the LTIP by 4,700,000 shares and extends the expiration date of the LTIP. As of March 3, 2023, assuming maximum payout of currently outstanding awards, only 653,392 shares of our common stock remained available for issuance under the LTIP. The Board believes that the LTIP has assisted in our recruitment and retention of qualified non-employee directors and key employees and has helped align their interests with the interests of our stockholders. The Board believes that the LTIP Amendment will allow us to remain competitive among our peers and to continue to promote these interests. If approved by our stockholders, the LTIP Amendment would become effective on May 17, 2023.
The LTIP originally became effective on May 17, 2017 (the “Original Effective Date”). On March 1, 2023, the Board adopted the LTIP Amendment, subject to the approval of our stockholders. If approved by our stockholders, the LTIP Amendment will be effective as of May 17, 2023 (the “Amendment Effective Date”). The purpose of the LTIP Amendment is to increase the number of shares of our common stock that may be issued under the LTIP by 4,700,000 shares and extend the expiration date of the LTIP to the tenth anniversary of the Amendment Effective Date.
We believe that approval of the LTIP Amendment will give us the flexibility to make stock-based awards and other awards permitted under the LTIP over the next five years in amounts determined appropriate by the administrator (as defined below); however, this timeline is simply an estimate used to determine the number of additional shares of common stock requested pursuant to the LTIP Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors and our hiring activity over the next few years.
As of March 3, 2023, the total number of outstanding shares of our common stock was 47,218,855. When we originally adopted the LTIP, which reserved 5,118,080 shares for issuance, our dilution (which is the number of shares of common stock available for grant under the LTIP, divided by the total number of shares of our common stock outstanding) was approximately 12.1%. Our current dilution (based on the number of shares of common stock that currently remain available for grant under the LTIP, which was 653,392 shares as of March 3, 2023, divided by the total number of shares of our common stock outstanding, which was 47,218,855 shares as of March 3, 2023) is 1.4%. If the LTIP Amendment is approved by our stockholders, the potential dilution from issuances authorized under the LTIP (based on (i) the number of shares of common stock that currently remain available for grant under the LTIP, which was 653,392 shares as of March 3, 2023, plus the number of additional shares of common stock authorized under the LTIP Amendment, which is 4,700,000 shares, divided by (ii) the total number of shares of our common stock outstanding, which was 47,218,855 shares as of March 3, 2023) will increase to approximately 11.3%. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.
Consequences of Failing to Approve the LTIP Amendment
The LTIP Amendment will not be implemented unless approved by stockholders. If the LTIP Amendment is not approved by stockholders, the LTIP will remain in effect in its present form and we will continue to grant awards thereunder until the share reserve under the LTIP is exhausted or the LTIP expires. If that occurs, we may be compelled to increase significantly the cash component of our director compensation, which may not necessarily align director compensation interests with the investment interests of our stockholders, as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders. In addition, if the LTIP Amendment is not approved by stockholders, the LTIP would expire in accordance with its terms on the tenth anniversary of the Original Effective Date (except that any award granted prior to such expiration would extend beyond such expiration until the final disposition of such award).

Description of the LTIP
A summary description of the material features of the LTIP, as amended to reflect the LTIP Amendment, is set forth below. This summary does not purport to be a complete description of all the provisions of the LTIP or the LTIP Amendment and is qualified in its entirety by reference to (i) the LTIP, which was filed as Exhibit 4.3 to our Form S-8 Registration Statement (File No. 333-218043) filed with the SEC on May 16, 2017 and is incorporated by reference herein, and (ii) the LTIP Amendment, which is attached as Appendix B to this Proxy Statement and is incorporated by reference herein. The purpose of the LTIP is to provide incentives to our employees, non-employee directors and other service providers in order to induce them to work for the benefit of, and to promote the success of, the Company and its affiliates and to attract, reward and retain key personnel.
LTIP Share Limits. As noted above, as of March 3, 2023, only 653,392 shares of our common stock remained available out of the 5,118,080 shares originally authorized for issuance under the LTIP (assuming maximum payout of currently outstanding awards). The LTIP Amendment would increase the number of shares of our common stock available for awards under the LTIP by 4,700,000 shares (the “Additional Shares”). Accordingly, a total of 5,353,392 shares of our common stock would be authorized to be issued under the LTIP, which number also represents the maximum aggregate number of shares of common stock that may be issued under the LTIP through incentive stock options. As noted above, this number represents approximately 11.3% of our outstanding common stock as of March 3, 2023. The closing price of a share of our common stock, as quoted on the NYSE on March 3, 2023 was $10.12.
The aggregate grant date fair value of all awards granted under the LTIP to each non-employee director in any calendar year may not exceed $750,000, in each case multiplied by the number of full or partial calendar years in any performance period established with respect to an award, if applicable; provided, that, for the calendar year in which a non-employee director first commences service on the Board only, the foregoing limitation shall be doubled. In addition, the foregoing limitation does not apply to awards granted to a non-employee director during any period in which such individual was an employee or service provider other than in the capacity of a non-employee director.
If stockholders approve the LTIP Amendment, we intend to file, pursuant to the Securities Act a registration statement on Form S-8 to register the Additional Shares.
Administration. The LTIP is administered by our Compensation Committee, except to the extent the Board elects to administer the LTIP (the “administrator”). The administrator has broad discretion to administer the LTIP, including the power to determine the eligible individuals to whom awards will be granted, the number and type of awards to be granted and the terms and conditions of awards. The administrator may also accelerate the vesting or exercise of any award and make all other determinations and take all other actions necessary or advisable for the administration of the LTIP.
Eligibility. Any individual who is our officer or employee or an officer or employee of any of our affiliates, and any other person who provides services to us or our affiliates, including members of our Board, are eligible to receive awards under the LTIP at the discretion of the administrator. We currently have six executive officers, 350 other employees and seven non-employee directors, all of whom are eligible to receive awards under the LTIP.
LTIP Awards. The LTIP provides for the grant, from time to time, at the discretion of our Board or a committee thereof, of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards.
Stock Options. The administrator may grant incentive stock options and options that do not qualify as incentive stock options, except that incentive stock options may only be granted to persons who are our employees or employees of one of our subsidiaries, in accordance with Section 422 of the Code. The exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our Class A common stock on the date on which the option is granted and the option must not be exercisable for longer than ten years following the date of grant. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the stock option must be at least 110% of the fair market value of a share of our Class A common stock on the date of grant and the option must not be exercisable more than five years from the date of grant.

Stock Appreciation Rights. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our Class A common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR generally cannot be less than 100% of the fair market value of a share of our Class A common stock on the date on which the SAR is granted. The term of a SAR may not exceed ten years. SARs may be granted in connection with, or independent of, a stock option. SARs may be paid in cash, Class A common stock or a combination of cash and Class A common stock, as determined by the administrator.
Restricted Stock. Restricted stock is a grant of shares of Class A common stock subject to the restrictions on transferability and risk of forfeiture imposed by the administrator. In the discretion of the administrator, dividends distributed prior to vesting may be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made.
Restricted Stock Units. A restricted stock unit is a right to receive cash, Class A common stock or a combination of cash and Class A common stock at the end of a specified period equal to the fair market value of one share of our Class A common stock on the date of vesting. Restricted stock units may be subject to the restrictions, including a risk of forfeiture, imposed by the administrator.
Stock Awards. A stock award is a transfer of unrestricted shares of our Class A common stock on terms and conditions determined by the administrator.
Dividend Equivalents. Dividend equivalents entitle an individual to receive cash, shares of Class A common stock, other awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of our Class A common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another award (other than an award of restricted stock or a stock award). The administrator may provide that dividend equivalents will be paid or distributed when accrued or at a later specified date, including at the same time and subject to the same restrictions and risk of forfeiture as the award with respect to which the dividends accrue if they are granted in tandem with another award.
Other Stock-Based Awards. Subject to limitations under applicable law and the terms of the LTIP, the administrator may grant other awards related to our Class A common stock. Such awards may include, without limitation, awards that are convertible or exchangeable debt securities, other rights convertible or exchangeable into our Class A common stock, purchase rights for Class A common stock, awards with value and payment contingent upon our performance or any other factors designated by the administrator, and awards valued by reference to the book value of our Class A common stock or the value of securities of, or the performance of, our affiliates.
Cash Awards. The LTIP permits the grant of awards denominated in and settled in cash as an element of or supplement to, or independent of, any award under the LTIP.
Substitute Awards. Awards may be granted in substitution or exchange for any other award granted under the LTIP or any other right of an eligible person to receive payment from us. Awards may also be granted under the LTIP in substitution for similar awards held by individuals who become eligible persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with us or one of our affiliates.
Performance Awards. Performance awards represent awards with respect to which a participant’s right to receive cash, shares of our Class A common stock, or a combination of both, is contingent upon the attainment of one or more specified performance measures during a specified period. The administrator will determine the applicable performance period, the performance goals and such other conditions that apply to each performance award. The administrator may use any business criteria and other measures of performance it deems appropriate in establishing the performance goals applicable to a performance award. The LTIP was originally designed to allow us to provide “performance-based compensation” that was tax deductible by us without regard to the limits of Section 162(m) of the Code. However, the performance-based compensation exception under Section 162(m) of the Code was eliminated by the Tax Cuts and Jobs Act of 2017. Hence, there are certain provisions contained within the LTIP regarding Section 162(m) of the Code that are inapplicable.
Recapitalization. In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an equity restructuring, the administrator shall or may (as required by applicable accounting rules) equitably adjust the (i) aggregate number or kind of shares that may be delivered under the LTIP, (ii) the number or kind of shares or amount of cash subject to an award, (iii) the terms and conditions of awards, including the purchase price or exercise price of awards and performance goals, and (iv) the applicable share-based limitations with respect to awards provided in the LTIP, in each case to equitably reflect such event.
Change in Control. Except to the extent otherwise provided in any applicable award agreement, no award will vest solely upon the occurrence of a change in control. In the event of a change in control or other changes to us or our Class A common stock, our Board may, at its discretion, (i) remove any applicable forfeiture restrictions on any award; (ii) accelerate the time of exercisability of an award, (iii) require awards to be surrendered in exchange for a cash payment or other consideration (including cancelling a stock option or SAR for no consideration if it has an exercise price or the grant price less than the value paid in the transaction), or (iv) make any other adjustments to awards that the administrator deems appropriate to reflect the applicable transaction or event (including the assumption of awards by a successor).
No Repricing. Except in connection with (i) the issuance of substitute awards granted to new service providers in connection with a transaction or (ii) adjustments to awards granted under the LTIP as a result of a transaction or recapitalization involving us, without the approval of the stockholders of the Company, the terms of an outstanding option or SAR may not be amended to reduce the exercise price or grant price or to take any similar action that would have the same economic result.
Clawback. All awards granted under the LTIP are subject to reduction, cancellation or recoupment under any written clawback policy that we may adopt and that we determine should apply to awards under the LTIP.
Amendment and Termination. The LTIP will automatically expire on the tenth anniversary of the Amendment Effective Date. Our Board may amend or terminate the LTIP at any time, subject to stockholder approval if required by applicable law, rule or regulation, including the rules of the stock exchange on which our shares of Class A common stock are listed. Our Board may amend the terms of any outstanding award granted under the LTIP at any time so long as the amendment would not adversely affect the rights of a participant under a previously granted award without the participant’s consent (or unless required by law or unless necessary to preserve the economic value of an award).
U.S. Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the LTIP may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonqualified stock options and SARs with an exercise price less than the fair market value of shares of common stock on the date of grant, SARs payable in cash, restricted stock units, and certain other awards that may be granted pursuant to the LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
Tax Consequences to Participants under the LTIP
Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if the participant is an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such shares of common stock on the date of exercise. Subject to the discussion under “—Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the shares of common stock acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the shares of common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an option intended to qualify as an incentive stock option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Shares that have been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.
Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Shares that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares of common stock in satisfaction of the nonqualified stock option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.
The LTIP generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the LTIP allows the committee to permit the transfer of awards (other than incentive stock options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of common stock, the potential for future appreciation or depreciation of the shares of common stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $17,000 per donee (for 2023, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk that the transferor will bear upon such a disposition.
Other Awards: Stock Awards, Restricted Stock Units, Other Stock-Based Awards, and Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the shares of common stock received.
A recipient of a stock award or other stock-based award or the receipt of shares pursuant to an incentive award or performance award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of common stock will commence on the later of the date the shares of common stock are received or the restrictions lapse. Subject to the discussion below under “—Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Section 162(m). The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the LTIP could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.
New Plan Benefits
Because awards granted under the LTIP are at the discretion of the administrator, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the LTIP. Therefore, the New Plan Benefits Table is not provided.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information as of December 31, 2022 with respect to compensation plans under which equity securities of the Company are authorized for issuance.
	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders(1)	6,606	$2.87	1,621,687
Total	6,606	$2.87	1,621,687
(1)	Reflects the LTIP, which was adopted prior to the consummation of our initial public offering.
Our only equity compensation plan is the LTIP. The LTIP was approved by our stockholders prior to our IPO but has not been approved by our public stockholders. Please read Note 9 to our consolidated and combined financial statements, entitled “Equity—Stock-Based Compensation,” which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for a description of our equity compensation plan. In addition, a detailed description of the terms of the LTIP is available in our registration statement on Form S-1, last filed on November 7, 2017, under the heading “Executive Compensation—2017 Long Term Incentive Plan.”
Vote Required
Approval of the LTIP Amendment requires the affirmative vote of a majority of the shares of the Company’s common stock that are present in person or represented by proxy and entitled to vote thereon. As a result, abstentions will have the same effect as a vote AGAINST this proposal, but broker non-votes will have no effect on the outcome.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE LTIP AMENDMENT.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
(PROPOSAL NO. 5)
Section 14A(a)(1) of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Act, affords the stockholders a vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers for the fiscal year ended December 31, 2022 (commonly known as a “say-on-pay vote”). This vote is not intended to address any specific item of compensation and is not a vote on our general compensation policies, compensation of the Board, or our compensation policies as they relate to risk management. Section 14A(a)(2) of the Exchange Act requires us to hold a say-on-pay vote at least once every three years. Because the Company was historically an emerging growth company, it was not required to hold a say-on-pay vote. Effective January 1, 2023 the Company was no longer classified as an emerging growth company under applicable SEC rules and is holding this say-on-pay vote for the first time in this Proxy Statement.
As described more fully in the “Compensation Discussion & Analysis” section of this Proxy Statement and the accompanying tabular and narrative disclosures, the Company’s compensation policy is designed to attract and retain highly qualified executive officers. The Company’s compensation program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives, and certain long-term incentives. Please read the Compensation Discussion & Analysis section of this Proxy Statement for additional details on our executive compensation program.
The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders approve on an advisory, non-binding basis, the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the proxy statement, including the Compensation Discussion & Analysis and the tabular and narrative disclosure contained therein.
Vote Required
The approval, on a non-binding basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of a vote AGAINST the proposal. Brokers do not have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE
ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION (PROPOSAL NO. 6)
As described in Proposal 5 above, Section 14A of the Exchange Act affords stockholders an advisory say-on-pay vote to approve the Company’s executive compensation program. As required by Section 14A of the Exchange Act, this Proposal 6 affords stockholders an advisory vote on the frequency of future say-on-pay votes. The advisory vote on the frequency of the say-on-pay vote is a nonbinding vote as to how often future say-on-pay votes should occur: every year, every two years, or every three years. In addition, stockholders may abstain from voting on this Proposal 6; however, Section 14A of the Exchange Act requires the Company to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years. Because the Company was historically an emerging growth company, it was not required to hold a vote on the frequency of the say-on-pay vote. Effective January 1, 2023 the Company was no longer classified as an emerging growth company under applicable SEC rules and is holding this vote on the frequency of the say-on-pay vote for the first time in this Proxy Statement.
In formulating its recommendation, the Board considered that say-on-pay held every year would best enable stockholders to timely express their views on the Company’s executive compensation program and enable the Board and the Compensation Committee to determine current stockholder sentiment. However, because the advisory vote on executive compensation occurs well after the beginning of the compensation year and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, it may not be appropriate or feasible to change our executive compensation programs in consideration of one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.
The stockholders are being asked to vote among the following frequency options (not solely FOR or AGAINST the recommendation of the Board):
•	Choice 1—every year;
•	Choice 2—every two years;
•	Choice 3—every three years; or
•	Choice 4—abstain from voting.
Vote Required
This advisory vote on the frequency of future say-on-pay votes is not binding on the Company or the Board. However, the Board will take into account the result of the vote when determining the frequency of future say-on-pay votes. The frequency to receive a plurality of the votes cast and entitled to vote (the frequency receiving the highest number of votes) will be elected. Abstentions will have the effect of a vote AGAINST the proposal. Brokers do not have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting. If you submit a signed proxy card but do not give voting instructions as to how your shares of Common Stock should be voted, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EVERY ONE YEAR WITH RESPECT TO THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.

OTHER MATTERS
The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with the Board’s recommendations on such matters.

APPENDIX A

Amendment to Amended and Restated Certificate of Incorporation
Additions to the amended and restated certificate of incorporation pursuant to the Amendment contemplated by Proposal No. 3 are indicated below by bold, underlined text. The full text of the Company’s currently applicable amended and restated certificate of incorporation was filed as an exhibit to the Company’s Current Report on Form 8-K with the SEC on May 23, 2017.
The proposed Amendment changes to Article IX are set forth below:
ARTICLE IX
LIMITATION OF DIRECTOR [AND OFFICER] LIABILITY
SECTION 9.1. Limitation of Director [and Officer] Liability. No director [or officer] of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director [or officer, as applicable], except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director [or officer] of the Corporation is not personally liable as set forth in the preceding sentence, a director [or officer] of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director [or officer, as applicable]. Any amendment, repeal or modification of this Article IX shall be prospective only and shall not affect any limitation on liability of a director [or officer] for acts or omissions occurring prior to the date of such amendment, repeal or modification.
A-1

APPENDIX B
FIRST AMENDMENT TO THE
SOLARIS OILFIELD INFRASTRUCTURE, INC.
LONG TERM INCENTIVE PLAN
THIS FIRST AMENDMENT (the “First Amendment”) to the Solaris Oilfield Infrastructure, Inc. Long Term Incentive Plan (the “Plan”), has been adopted by the board of directors (the “Board”) of Solaris Oilfield Infrastructure, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.
W I T N E S S E T H:
WHEREAS, the Company previously adopted the Plan;
WHEREAS, Section 10 of the Plan provides that the Plan may be amended from time to time, subject to the approval of the Company’s stockholders if such stockholder approval is required by the rules of any stock exchange on which the Stock is listed or quoted;
WHEREAS, the Board now desires to amend the Plan to increase the number of shares of Stock reserved for delivery under the Plan by 4,700,000 shares, which amendment is subject to the approval of the Company’s stockholders pursuant to the rules of the New York Stock Exchange; and
WHEREAS, the Board has determined that the First Amendment shall be made effective as of May 17, 2023 (the “Amendment Effective Date”), subject to approval by the Company’s stockholders.
NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be amended as of the Amendment Effective Date, as set forth below:
I.	Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:
“Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, 9,818,080 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs.”
II.	Section 9(n) of the Plan is hereby deleted and replaced in its entirety with the following:
“Plan Effective Date and Term. The Plan was originally adopted by the Board to be effective on the Effective Date and was later amended by the Board, effective as of the Amendment Effective Date. Unless the Plan is terminated earlier by the Board, no Awards may be granted under the Plan on and after the tenth anniversary of the Amendment Effective Date. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.”
RESOLVED, that except as amended hereby, the Plan is specifically ratified and reaffirmed.
[Remainder of Page Intentionally Left Blank.]
B-1

SOLARIS OILFIELD INFRASTRUCTURE

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The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except
	☐	☐	☐

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____

1. Election of Directors

Nominees

01) William A. Zartler   02) Edgar R. Giesinger   03) A. James Teague

The Board of Directors recommends you vote FOR proposals 2 through 5.	For	Against	Abstain
2. Ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2023.	☐	☐	☐
3. Approve an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.	☐	☐	☐
4. Approve an amendment to our Long-Term Incentive Plan.	☐	☐	☐
5. Approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
6. Approve, on an advisory basis, the frequency of future advisory votes to approve executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000597577_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

PROXY
May 16, 2023 9:00 AM
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
SOLARIS OILFIELD INFRASTRUCTURE, INC.

The undersigned hereby appoint William A. Zartler, Kyle S. Ramachandran and Christopher M. Powell, and each of them with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all shares of Solaris Oilfield Infrastructure, Inc. Common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 16, 2023 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2-5, 1 YEAR ON PROPOSAL 6 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

0000597577_2 R1.0.0.6

(Continued and to be marked, dated and signed, on the other side)